                                  $15,100,000

                              AMENDED AND RESTATED
                                LEASE AGREEMENT



                                    BETWEEN



                            BNP LEASING CORPORATION,

                                  AS LANDLORD

                                      AND

                       CYPRESS SEMICONDUCTOR CORPORATION,

                                   AS TENANT

                       EFFECTIVE AS OF SEPTEMBER 1, 1994



PURSUANT TO AND AS MORE PARTICULARLY PROVIDED IN SUBPARAGRAPH 19.(K) OF THIS LEASE, THIS LEASE AND THE PURCHASE AGREEMENT REFERENCED HEREIN ARE TO CONSTITUTE, FOR INCOME TAX PURPOSES ONLY, A FINANCING ARRANGEMENT OR CONDITIONAL SALE. AS PROVIDED IN SUBPARAGRAPH 19.(K) OF THIS LEASE, LANDLORD AND TENANT EXPECT THAT TENANT (AND NOT LANDLORD) SHALL BE TREATED AS THE TRUE OWNER OF THE PROPERTY FOR INCOME TAX PURPOSES, THEREBY ENTITLING TENANT (AND NOT LANDLORD) TO TAKE DEPRECIATION DEDUCTIONS AND OTHER TAX BENEFITS AVAILABLE TO THE OWNER.
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
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
1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         (a)     Active Negligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         (b)     Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (c)     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (d)     Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (e)     Applicable Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (f)     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (g)     Banking Rules Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (h)     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (i)     Basement Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (j)     Base Rental Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (k)     Base Rental Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (l)     Breakage Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (m)     Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (n)     Capital Adequacy Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (o)     Closing Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (p)     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (q)     Custodial Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (r)     Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (s)     Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (t)     Designated Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (u)     Effective Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (v)     Environmental Cutoff Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         (w)     Environmental Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         (x)     Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         (y)     Environmental Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         (z)     Environmental Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         (aa)    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         (ab)    ERISA Termination Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (ac)    Escrow Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (ad)    Eurocurrency Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (ae)    Eurodollar Rate Reserve Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (af)    Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (ag)    Excluded Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (ah)    Fed Funds Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (ai)    GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (aj)    Hazardous Substance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (ak)    Hazardous Substance Activity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
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                                                                                                                PAGE
                                                                                                                ----
         (al)    Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (am)    Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (an)    Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (ao)    Initial Funding Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (ap)    Landlord's Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (aq)    Landlord's Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (ar)    LIBOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (as)    Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (at)    Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (au)    Misconduct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (av)    Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         (aw)    Permitted Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         (ax)    Permitted Hazardous Substance Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         (ay)    Permitted Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (az)    Permitted Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (ba)    Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (bb)    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (bc)    Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (bd)    Prime Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (be)    Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (bf)    Purchase Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (bg)    Qualified Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (bh)    Remaining Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (bi)    Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (bj)    Responsible Financial Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (bk)    Spread . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (bl)    Stipulated Loss Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (bm)    Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (bn)    Tenant's Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (bo)    Trade Fixture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (bp)    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (bq)    Unfunded Benefit Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (br)    Other Terms and References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

2.       Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
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                                                                                                                PAGE
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
3.       Rental
         (a)     Base Rent.  Tenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (b)     Upfront Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (c)     Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (d)     Interest and Order of Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (e)     Net Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (f)     Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (g)     No Demand or Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

4.       Insurance and Condemnation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

5.       No Lease Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         (a)     Status of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         (b)     Waiver by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

6.       Purchase Documents and Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

7.       Use and Condition of Leased Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         (a)     Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         (b)     Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         (c)     Consideration of and Scope of Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

8.       Other Representations, Warranties and Covenants of Tenant  . . . . . . . . . . . . . . . . . . . . . .   25
         (a)     Financial Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         (b)     Existing Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         (c)     No Default or Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         (d)     Compliance with Covenants and Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         (e)     Environmental Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         (f)     No Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         (g)     Condition of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         (h)     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         (i)     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         (j)     Not a Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         (k)     Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         (l)     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         (m)     Tenant Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         (n)     Operation of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         (o)     Debts for Operation of Leased Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         (p)     Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
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
         (q)     Repair, Maintenance, Alterations and Additions . . . . . . . . . . . . . . . . . . . . . . . .   31
         (r)     Insurance and Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         (s)     Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         (t)     Protection and Defense of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         (u)     No Liens on the Leased Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         (v)     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         (w)     Financial statements; Required Notices; Certificates as to Default . . . . . . . . . . . . . .   34
         (x)     Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         (y)     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         (z)     Fees and Expenses; General Indemnification; Increased Costs; and Capital Adequacy Charges  . .   37
         (aa)  Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         (ab)  Permitted Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         (ac)    Environmental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 (i)      Environmental Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 (ii)     Environmental Inspections and Reviews . . . . . . . . . . . . . . . . . . . . . . . .   41
                 (iii)    Notice of Environmental Problems  . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         (ad)    Right of Landlord to Perform . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         (ae)    Affirmative Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                 (i)      Quick Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                 (ii)     Minimum Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         (af)    Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         (ag)    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

9.       Other Representations, Warranties and Covenants of Landlord  . . . . . . . . . . . . . . . . . . . . .   44
         (a)     Removal of Landlord's Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         (b)     Actions Required of the Title Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         (c)     No Default or Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         (d)     No Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         (e)     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         (f)     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         (g)     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         (h)     Not a foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

10.      Assignment and Subletting by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         (a)     Landlord's Consent Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         (b)     Transfers in Violation of ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         (c)     Standard for Landlord's Consent to Assignments and Certain Other Matters . . . . . . . . . . .   46
         (d)     Consent Not a Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
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
11.      Assignment by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         (a)     Landlord's Assignment Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         (b)     Restrictions on Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

12.      Environmental Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         (a)     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         (b)     Assumption of Defense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         (c)     Notice of Environmental Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         (d)     Rights Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         (e)     Survival of the Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

13.      Landlord's Right of Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

14.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         (a)     Definition of Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         (b)     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         (c)     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         (d)     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         (e)     Waiver by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         (f)     No Implied Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

15.      Default by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

16.      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

         17.     Surrender Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

         18.     Holding Over by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                PAGE
                                                                                                                ----
19.              Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         (a)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         (b)     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         (c)     No Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         (d)     No Immplied Representations by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         (e)     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         (f)     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         (g)     Time is of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         (h)     Termination of Prior Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         (i)     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         (j)     Waiver of a Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         (k)     Income Tax Reporting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

                                LEASE AGREEMENT



         This    LEASE AGREEMENT (hereinafter called this "LEASE"), made to be effective as of September 1, 1994 (all references herein to the "DATE HEREOF" or words of like effect shall mean such effective date), by and between BNP LEASING CORPORATION, a Delaware corporation (hereinafter called "LANDLORD"), and CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (hereinafter called "TENANT");

                          W I T N E S E T H   T H A T:


         WHEREAS, pursuant to an Agreement of Purchase and Sale dated September 1, 1994 (hereinafter called the EXISTING CONTRACT") covering the land described in Exhibit A attached hereto (hereinafter called the "LAND") and improvements thereon from Oakmead Building Associates (hereinafter called "SELLER") contemporaneously with the execution of this Lease;

         WHEREAS, pursuant to two existing leases (the "EXISTING LEASES") between Seller, as lessor, and Tenant, as lessee, Tenant is already in possession of the Land; and

         WHEREAS, in anticipation of Landlord's acquisition of the Land and other property hereinafter described, Landlord and Tenant have reached agreement as to the terms and conditions upon which Landlord is willing to lease the same to Tenant, and by this Lease Landlord and Tenant desire to evidence such agreement and to amend and restate the Existing Leases in their entirety;

         NOW, THEREFORE, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth,Landlord does hereby LEASE, DEMISE and LET unto Tenant for the term hereinafter set forth the Land, together with:

                  (i) Landlord's interest in any and all buildings and improvements now or hereafter erected on the Land, including, but not limited to, the fixtures, attachments, appliances, building service, equipment, machinery and other articles attached to such buildings and improvements (hereinafter called the "IMPROVEMENTS");

                 (ii) all easements, rights-of-way now and other appurtenant rights owned or hereafter acquired by Landlord for use in connection with the Land or Improvements or as a means of access thereto;

                (iii) all right, title and interest of Landlord, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any and all sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land.

The land and all of the property described in items (i) through (iii) above are hereinafter referred to collectively as the "REAL PROPERTY".

         In addition to conveying the leasehold in the Real Property as described above, Landlord hereby grants and assigns to Tenant for the term of this Lease the right to use and enjoy (and, to the extent the following consist of contract rights, to enforce) any interests or rights in, to or under the following that have been transferred to Landlord by Seller under the Existing Contract or which are hereafter acquired by Landlord, to the extent any such rights and interests are assignable and related to the Real Property: (a) any goods, building service equipment, chattels and personal property of whatever nature that are located on the Real Property and transferred to Landlord by Seller under the Existing Contract and all renewals or replacements of or substitutions for any of the foregoing; and (b) any general intangibles, permits,licenses, franchises, certificates, and other rights and privileges. All of the property, rights and privileges described above in this paragraph are hereinafter collectively called the "PERSONAL PROPERTY." The Real Property and the Personal Property are hereinafter sometimes collectively called the "LEASED PROPERTY."

         Provided, however, the leasehold estate conveyed hereby and Tenant's rights hereunder are expressly made subject and subordinate to the Permitted Encumbrances (as hereinafter defined) and to any other claims not constituting Landlord's Liens (as hereinafter defined).

         The Leased Property is leased by Landlord to Tenant and is accepted and is to be used and possessed by Tenant upon and subject to the following terms, provisions, covenants, agreements and conditions:

         1. Definitions. As used herein, the terms "Landlord," "Tenant," "Existing Contract" "Seller," "Existing Leases," "Land," "Improvements," "Real Property," "Personal Property" and "Leased Property" shall have the meanings indicated above and the terms listed immediately below shall have the following meanings:

                 (a) Active Negligence. "ACTIVE NEGLIGENCE" of any Person including Landlord) means, and is limited to, the negligent conduct of activities on the Leased Property by such Person or by others acting and authorized to act on such Person's behalf in a manner that proximately causes actual bodily injury or property damage to occur. "ACTIVE NEGLIGENCE" shall not include (1) any negligent failure of Landlord to act when the duty to act would not have bee imposed but for Landlord's status as owner of the Leased Property or as a party to the transactions described in this lease, (2) any negligent failure of any other Indemnified Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to Landlord or participation or facilitation in any manner, directly or indirectly, of the transactions described in this Lease, or (3) the exercise in a lawful manner by Landlord (or any party lawfully claiming through or under Landlord) of any right or remedy provided herein or in the Purchase Documents.

                 (b) Additional Rent. "ADDITIONAL RENT" shall have the meaning assigned to it in subparagraph 3.(c) below.

                 (c) Affiliate. "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person.
For purposes of this definition, the term "CONTROL" when used with respect to any Person means the power to direct the management of policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                 (d) Applicable Laws. "APPLICABLE LAWS" shall have the meaning assigned to it in subparagraph 8.(d) below.

                 (e) Applicable Purchaser. "APPLICABLE PURCHASER" means any third party designated by Tenant to purchase the Landlord's interest in the Leased Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

                 (f) Attorneys' Fees. "ATTORNEYS' FEES" means the reasonable fees and expenses of counsel to the parties incurring the same, which may include fairly allocated costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and reasonable fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of any attorney. Such terms shall also include, without limitation, all such reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner or proceeding is brought with respect to the matter for which such fees and expenses were incurred.

                 (g) Banking Rules Change. "BANKING RULES CHANGE" means either: (1) the introduction of or any change after the date hereof (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in any law or regulation, in the generally accepted interpretation by the institutional lending community of any law or regulation or in the interpretation of any law or regulation asserted by any regulator, court or other governmental authority or (2) the compliance with any new guideline or new request after the date hereof from any central bank or other governmental authority (whether or not having the force of law).

                 (h) Base Rent. "BASE RENT" means the rent payable by Tenant pursuant to subparagraph 3.(a) below.

                 (i) Basement Commencement Date. "BASE RENT COMMENCEMENT DATE" means the date hereof.

                 (j) Base Rental Date. "BASE RENTAL DATE" means the first Business Day of each January, April, July and October, beginning with the first Business Day of October, 1994 and continuing regularly thereafter to and including the Designated Payment Date.

                 (k) Base Rental Period. The first "BASE RENTAL PERIOD" shall be a short period beginning on and including the effective date hereof and ending on but not including the first Base Rental Date. Each successive "BASE RENTAL PERIOD" after the first Base Rental Period shall be a period of approximately three (3) months, which shall begin on and include the day on which the preceding Base Rental Period ends and shall end on but not include the next following Base Rental Date.

                 (l) Breakage Costs. "BREAKAGE COSTS" means any and all costs, losses or expenses incurred or sustained by Landlord's Lender or any Participant, for which Landlord's Lender or the Participant shall expect reimbursement from Landlord, because of the resulting liquidation or redeployment of deposits or other funds used to make or maintain advances to the Landlord in connection with the Leased Property upon any application of a Qualified Payment, any sale of the Leased Property pursuant to the Purchase Agreement or any termination of this Lease, if such application, sale or termination occurs on any day other than a Base Rental Date. Breakage costs will include losses attributable to any decline in LIBOR as of the effective date of termination as compared to LIBOR used to determine the Effective Rate then in effect. (However, if Landlord's Lender or the applicable Participant actually receives a profit upon the liquidation or redeployment of deposits or other funds used to make or maintain advances to the Landlord in connection with the Leased Property, because of any increase in LIBOR, then such profit will be offset against costs or expenses that would otherwise be charged as Breakage Costs under this Lease.) Each determination by Landlord's Lender of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon Landlord and Tenant.

                 (m)      Business Day.  "BUSINESS DAY" means any day that is
(1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San Francisco, California, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "BUSINESS DAY" shall mean any day described in clause (1).

                 (n) Capital Adequacy Charges. "CAPITAL ADEQUACY CHARGES" means any additional amounts Landlord's Lender requires Landlord to pay as compensation for an increase in required capital as provided in subparagraph 8.(z)(iv).

                 (o) Closing Costs. "CLOSING COSTS" means the excess of $15,100,000 over the sums actually paid by Landlord for or in connection with Landlord's acquisition of the Leased Property at the closing under the Existing Contract, which excess will be advanced by or on behalf of Landlord to pay Attorneys' Fees and other costs incurred in connection with the preparation and negotiation of this Lease, the Purchase Documents, the Environmental Indemnity and related documents. To the extent that Landlord does not itself use such excess to pay expenses incurred by Landlord in connection with the preparation and negotiation of such documents, the remainder thereof will be advanced to Tenant for payment of expenses incurred by Tenant in connection therewith or the payment of Rents next due.

                 (p) Code. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                 (q) Custodial Agreement. "CUSTODIAL AGREEMENT" means the Custodial Agreement dated as of the date hereof between Banque Nationale de Paris,new York Branch, and Tenant pursuant to which such bank will hold securities pledged by Tenant as collateral for Tenant's obligations under the Purchase Agreement, as such Custodial Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                 (r) Default. "DEFAULT" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

                 (s) Default Rate. "DEFAULT RATE" means a floating per annum rate equal to three percent (3%) above the Prime Rate. However, in no event will the Default Rate exceed the maximum interest rate permitted by law.

                 (t) Designated Payment Date. "DESIGNATED PAYMENT DATE" shall have the meaning assigned to it in the Purchase Agreement.

                 (u)      Effective Rate.  "EFFECTIVE RATE" means:

                          (i) for the short first Base Rental Period ending October 1, 1994, the per annum rate which equals the Spread plus the per annum rate charged to Landlord by Landlord's Lender on the Initial Funding Advance for such Base Rental Period, it being understood that the rate charged to Landlord by Landlord's Lender during such period will be equal to the rate Landlord's Lender establishes internally as its marginal cost of funds; and

                          (ii) for each subsequent Base Rental Period, the per annum rate which equals the Spread plus the per annum rate determined by dividing (A) LIBOR for such Base Renal Period by (B) 100% minus the Eurodollar Rate Reserve Percentage for such Base Rental Period. When "LIBOR or the "Eurodollar Rate Reserve Percentage" changes upon the commencement of a new Base Rental Period in accordance with the definitions of those terms herein, then the Effective Rate shall be automatically increased or decreased, as the case may be, upon the commencement of such Base Rental Period. If for any reason Landlord determines that it is impossible or impractical to determine the Effective Rate with respect to a given Base Rental Period in accordance with the preceding sentences, then the "EFFECTIVE RATE" with respect to a given Base Rental Period in accordance with the preceding sentences, then the "EFFECTIVE RATE" for that Base Rental Period shall equal the Spread plus any published index or per annum interest rate determined in good faith by Landlord's Lender to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United states Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on Landlord's Lender's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by Landlord's Lender of the Effective Rate hereunder shall, in the absence of clear and demonstrable error, be conclusive and binding.

                 (v) Environmental Cutoff Date. "ENVIRONMENTAL CUTOFF DATE" means the later of the dates upon with (i) this Lease terminates, (ii) Tenant surrenders possession of the Leased Property or (iii) Tenant ceases to have any leasehold or other interest in the Leased Property under this Lease or otherwise.

                 (w) Environmental Indemnity. "ENVIRONMENTAL INDEMNITY" means the separate Environmental Indemnity Agreement dated as of the date hereof executed by Tenant in favor of Landlord covering the Land and certain other property described therein, as such agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                 (x) Environmental Laws. "ENVIRONMENTAL LAWS" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA") .

                 (y) Environmental Losses. "ENVIRONMENTAL LOSSES" means Losses suffered or incurred by any Indemnified Party relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity that occurs or is alleged to have occurred on or prior to the Environmental Cutoff Date; (ii) any violation on or prior to the Environmental Cutoff Date of Environmental Laws relating to the Leased Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Environmental Cutoff Date; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnified Party which relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii) or (iii) of this subparagraph 1.(x), or any allegation of any such matters. For purposes of determining whether Losses constitute "Environmental Loss," as the term is used in this Lease, any actual or alleged Hazardous Substance Activity or violation of Environmental Laws relating to the Leased Property will be presumed to have occurred prior to the Environmental Cutoff Date unless Tenant establishes by clear and convincing evidence to the contrary that the relevant Hazardous Substance Activity or violation of Environmental Laws did not occur or commence prior to the Environmental Cutoff Date. Even if after the Environmental Cutoff Date Losses are incurred by or asserted against a particular Indemnified Party that would not have been incurred or asserted, but for any matter described in clauses (i), (ii) or (iii) of this subparagraph 1.(x), or an allegation of any such matter,then such Losses will constitute Environmental Losses. FURTHER, ENVIRONMENTAL LOSSES INCURRED BY OR ASSERTED AGAINST A PARTICULAR INDEMNIFIED PARTY SHALL INCLUDE LOSSES RELATING TO OR ARISING OUT OF OR AS A RESULT OF ANY MATTERS LISTED IN THE PRECEDING SENTENCE EVEN WHEN SUCH MATTERS ARE CAUSED BY THE NEGLIGENCE OF THAT PARTICULAR OR ANY OTHER INDEMNIFIED PARTY; PROVIDED, HOWEVER,THAT LOSSES INCURRED BY OR ASSERTED AGAINST A PARTICULAR INDEMNIFIED PARTY AND PROXIMATELY CAUSED BY (AND ATTRIBUTED BY ANY APPLICABLE PRINCIPLES OF COMPARATIVE FAULT TO) MISCONDUCT OF THAT INDEMNIFIED PARTY WILL NOT CONSTITUTE ENVIRONMENTAL LOSSES OF SUCH INDEMNIFIED PARTY FOR PURPOSES OF THIS LEASE.

                 (z) Environmental Report. "ENVIRONMENTAL REPORT" means the following certain reports: Environmental Site Assessment for 3833 N. First Street, 3901 North First Street, 195 Champion Court, San Jose, California, prepared by Earth Metrics Incorporated, dated April 19, 1989; Level One Environmental Site Assessment for Two Lots Known as the Cypress Property, 3901 North First Street and 195 Champion Court, San Jose, California, prepared by Certified/Earth Metrics, dated November 25, 1992; Final Annual Report of Ground-Water Monitoring (1993) at 3901 North First Street, San Jose, California, prepared by Certified/Earth Metrics, dated January 31, 1994; and Phase I Environmental Assessment Report, Cypress Semiconductor Corporation, 3901 North First Street, 195 Champion Court, San Jose, California, prepared by Weiss Associates, dated July 20, 1994, and the Addenda to such Phase I environmental Assessment Report dated August 4, 1994 and August 5, 1994.

                 (aa) ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time,together with all rules and regulations promulgated with respect thereto.

                 (ab) ERISA Termination Event. "ERISA TERMINATION EVENT" means (i) the occurrence with respect to any Plan of a) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or b) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (ii) the withdrawal of Tenant or any Affiliate of Tenant from a Plan during a plan year in which it was a "SUBSTANTIAL EMPLOYER" as defined in
Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                 (ac) Escrow Proceeds. "ESCROWED PROCEEDS" means any proceeds that are received by Landlord from time to time during the Term (and any interest earned thereon), which Landlord is holding for the purposes specified in the next sentence, from any party (1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or
(4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, in determining "ESCROWED PROCEEDS" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by Landlord to collect such proceeds; and provided, further, "ESCROWED PROCEEDS" shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4). "ESCROWED PROCEEDS" shall include only such proceeds as are held by Landlord (A) pursuant to Paragraph 4 for the payment to Tenant for the restoration or repair of the Leased Property or (B) for application as a Qualified Payment or as reimbursement of Breakage Costs incurred in connection with a Qualified Payment. "ESCROWED PROCEEDS" shall not include any proceeds that have been applied as a Qualified Payment or to pay any Breakage Costs incurred in connection with a Qualified Payment. Until Escrowed Proceeds are paid to Tenant pursuant to Paragraph 4 below or applied as a Qualified Payment or as reimbursement for costs incurred in connection with a Qualified Payment, Landlord shall keep the same deposited in an interest bearing account, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

                 (ad) Eurocurrency Liabilities. "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 (ae) Eurodollar Rate Reserve Percentage. "EURODOLLAR RATE RESERVE PERCENTAGE" means, for purposes of determining the Effective Rate for any Base Rental Period, the reserve percentage applicable two Business Days before the firs day of such Base Rental Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, but not limited to,any emergency, supplemental or other marginal reserve requirement) for Landlord's Lender with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such Base Rental Period.

                 (af) Event of Default. "EVENT OF DEFAULT" shall have the meaning assigned to it in subparagraph 14.(a) below.

                 (ag) Excluded Taxes. "EXCLUDED TAXES" shall mean (1) all Federal, state and local income taxes upon Base Rent, the Upfront Fee, any interest paid to Landlord pursuant to subparagraph 3.(d) and any additional compensation claimed by Landlord pursuant to subparagraph 8.(z)(iv); (2) all federal, state and local income taxes upon any amounts paid as reimbursement for or to satisfy Losses incurred by Landlord under this Lease or otherwise to the extent such taxes are offset by a corresponding reduction of Landlord's income taxes because of Landlord's deduction of the reimbursed Losses from Landlord's taxable income or because of any tax credits attributable thereto;
(3) taxes imposed by any governmental authority outside the United States; and
(4) any transfer or change of ownership taxes assessed because of Landlord's transfer or change of ownership taxes assessed because of Landlord's transfer or conveyance to any third party of Landlord's rights or interest in the Lease, the Purchase Documents or the Leased Property, but excluding any such taxes assessed because of any Permitted Transfer described in clauses (4) or (5) of the definition of Permitted Transfer below. For purposes of this definition, income taxes shall include without limitation any income taxes (whether or not so designated) imposed under the Code of California Bank and Corporation Tax Law as well as Texas corporate franchise taxes.

                 (ah) Fed Funds Rate. "FED FUNDS RATE" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York,or, if such rates are not so published for any day which is a Business Day, he average of the quotations for such day on such transactions received by the Landlord's Lender from three Federal funds broker or recognized standing selected by Landlord's Lender. All determinations of the Fed Funds Rate by landlord's Lender. All determinations of the Fed Funds Rate by Landlord's Lender shall, in the absence of clear and demonstrable error be binding and conclusive upon Landlord and Tenant.

                 (ai) GAAP. "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph 8.(w) (except for changes concurred in by Tenant's independent public accountants).

                 (aj) Hazardous Substance. "HAZARDOUS SUBSTANCE" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, "hazardous waste," "extremely hazardous waste or substance," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties addressed by Environmental Laws, including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity;
(ii) petroleum, any fraction of petroleum, natural fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal sold waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; (iv) "waste" as defined in Section 13050(d) of the California Water Code and (v) any other material that,because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

                 (ak) Hazardous Substance Activity. "HAZARDOUS SUBSTANCE ACTIVITY" means any actual, proposed or threatened use, storage, holding, release (including, without limitation, any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generating, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Leased Property, including without limitation, the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or anybody of water under, in, into or onto the Leased Property and any resulting residual Hazardous Substance contamination in, on or under the Leased Property. "HAZARDOUS SUBSTANCE ACTIVITY" also means any existence of Hazardous Substances on the Leased Property that would cause the Leased Property or the owner or operator thereof to be in violation of, or that would subject the Leased Property to any remedial obligation sunder, any Environmental Laws, including without limitation CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Leased Property.

                 (al) Impositions. "IMPOSITIONS" shall have the meaning assigned to it in subparagraph 8(p) below.

                 (am) Improvements. "IMPROVEMENTS," as defined in the recitals at the beginning of this Lease, shall include not only existing improvements to the Land as of the date hereof, if any, but also any new improvements or changes to existing improvements made by Tenant and any replacements, substitutions or restorations thereof.

                 (an)     Indemnified Party.  "INDEMNIFIED PARTY" means each of
(1) Landlord and any of Landlord's permitted successors and assigns as to all or any portion of the Leased Property or any interest therein (but excluding any Applicable Purchaser under the Purchase Agreement or any Person that claims its interest in the Leased Property through or under Tenant or such Applicable Purchaser), and (2) any Affiliate, officer, agent, director, employee or servant of any of the parties described in clause (1) preceding.

                 (ao) Initial Funding Advance. "INITIAL FUNDING ADVANCE" means the advance of $15,100,000 made by Landlord's lender (directly or through one or more of its Affiliates) to or on behalf of Landlord on or prior to the date of this Lease to finance the cost of Landlord's acquisition of the Leased Property and Closing Costs.

                 (ap) Landlord's Lender. "LANDLORD'S LENDER" means Landlord's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France and any successors of such bank.

                 (aq) Landlord's Liens. "LANDLORD'S LIENS" means, and is limited to, Liens encumbering the Leased Property that are asserted (1) other than as contemplated by this Lease or the Purchase Documents by Landlord itself, (2) by third parties lawfully claiming through or under Landlord (which for purposes of this Lease shall include any judgment lien established against the Leased Property because of a judgment rendered against Landlord and shall also include any lien established against the Leased Property to secure past due Excluded Taxes), or (3) by third parties claiming under a deed or other instrument duly executed by Landlord; provided, Landlord's Liens shall not include (a) any Permitted Encumbrances (regardless of whether claimed through or under Landlord), (b) this Lease, the Purchase Documents or any other document executed by Landlord contemporaneously with the execution of this Lease, (c) Liens which are neither lawfully claimed through or under Landlord (as described above) nor claimed under a deed or other instrument duly executed by Landlord, (D) Liens claimed by, through or under Tenant, (E) Liens arising because of Landlord's compliance with Applicable Law, the Existing Agreement, subparagraph 9(b) below or any written request made by Tenant, or (F) Liens securing the payment of property taxes or other amounts assessed against the Leased Property by any governmental authority, other than to secure the payment of Excluded Taxes which Landlord owes but has failed to pay or damages caused by (and attributed by any applicable principles of comparative fault to) Landlord's own Misconduct.

                 (ar) LIBOR. "LIBOR" means, for purposes of determining the Effective Rate for each Base Rental Period, the rate determined by Landlord's Lender to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to Landlord's Lender in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such Base Rental Period. Landlord shall instruct Landlord's Lender to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Base Rental Period, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by Landlord's Lender) Stipulated Loss Value on the first day of such Base Rental Period, and (iii) for a period of time equal or comparable to the length of such Base Rental Period. If Landlord's Lender so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker;s Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. If for any reason Landlord's Lender determines that it is impossible or impractical to determine LIBOR with respect to a given Base Rental Period in accordance with the preceding sentences, or if Landlord's Lender shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for Landlord's Lender to fund or maintain advances to Landlord in connection with the Leased property during any Base Rental Period for which Base Rent is computed by reference to LIBOR, then "LIBOR" for that Base Rental Period shall equal the rate which is forty basis points (40/100 of 1%) above the Fed Funds Rate for that period. All determinations of LIBOR by Landlord's Lender shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

                 (as) Lien. "LIENS" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to sell receivables with recourse, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). Customary bankers' rights of set-off arising by operation of law or by contract (however styled, if the contract grants rights no greater than those arising by operation of law) in connection with working capital facilities, lines of credit, term loans and letters of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of this Lease.

                 (at) Losses. "LOSSES" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including, without limitation, Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote, known and unknown. However, Losses incurred by any Indemnified Party (including Landlord) shall not include, for purposes of this Lease, losses, liabilities, damages, demands, claims, actions judgments, causes of action, assessments, fines, penalties, costs, or out-of-pocket expenses incurred because of (and attributed by any applicable principles of comparative fault to) such Indemnified Party's Misconduct and shall not in any event include Excluded Taxes.

                 (au) Misconduct. "MISCONDUCT" of a Person means, and is limited to: (1) if the person is subject to the terms of this Lease or the Purchase Documents, a breach by such Person of the express provisions of this Lease or the Purchase Documents, a breach by such Person of the express provisions of this Lease or the Purchase Documents that continues beyond any period for cure provided herein, and (2) any Active Negligence, gross negligence or wilful misconduct of such Person or its Affiliates of the officers, employees or employers of such Person or its Affiliates. Misconduct of one Indemnified Party is not an Affiliate, officer, employee or employer of the first. Negligence which does not constitute Active Negligence or gross negligence shall not constitute Misconduct.

                 (av) Participant. "PARTICIPANT" means any future banks or financial institutions organized under the laws of the United States or any state thereof or any European Country and any Affiliates of such entities who agree with Landlord to participate in all or some of the risks and rewards to Landlord of this Lease and the Purchase Documents.

                 (aw) Permitted Encumbrances. "PERMITTED ENCUMBRANCES" means (i) the encumbrances and other matters affecting the Leased Property that are set forth in Exhibit B attached hereto and made a part hereof, and (ii) any provisions of the Existing Contract that survived closing thereunder, and (iii) any easement agreement or other document affecting title to the Leased Property executed by Landlord pursuant to the Existing Contract or pursuant to a document executed in accordance with the Existing Contract or otherwise executed by Landlord at the written request of or with the consent of Tenant.

                 (ax) Permitted Hazardous Substance Use. "PERMITTED HAZARDOUS SUBSTANCE USE" means the use, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, storage and disposal shall not include the use of underground storage tanks for any purpose other than the storage of water for fire control and existing below grade waste water treatment tanks, nor shall such scope and nature:

                          (1) exceed that reasonably required for the operation of the Leased property for the purposes permitted under subparagraph 7(a); or

                          (2) include any disposal, discharge or other release of Hazardous Substances in any manner that poses a significant risk of allowing such substances to reach the San Francisco Bay, surface water or groundwater, except (i) through a lawful and properly authorized discharge (A) to a publicly owned treatment works or (B) with rainwater or storm water runoff in accordance with Applicable Laws and any permits obtained by Tenant that govern such runoff; or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.

Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Leased Property in manner which requires a

RCRA treatment, storage or disposal facility permit, including but limited to landfill, incinerator or other waste disposal facility.

                 (ay) Permitted Hazardous Substances. "PERMITTED HAZARDOUS SUBSTANCES" means Hazardous Substances used and reasonably required for Tenant's operation of the Leased Property for the purposes expressly permitted by subparagraph 7(a), in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include, without limitation, usual and customary office and janitorial products, and the materials listed on Exhibit C attached hereto.

                 (az) Permitted Transfer. "PERMITTED TRANSFER" means any one of more of the following:

                          (1) an assignment or conveyance to an Affiliate of Landlord of either (A) all, but not less than all, of Landlord's then existing rights and interests hereunder, under the Purchase Documents and in the Leased Property, or (B) less than all of such rights and interests of Landlord pursuant to conveyancing documentation which requires that any action taken directly against Tenant for the collection of Rent or other payments due under this Lease or the Purchase Documents will be taken by or on behalf of Landlord in Landlord's own name and not by or in the name of the Affiliate;

                          (2) any assignment to Participants of any interest in Rent, payments required by the Purchase Agreement or payments to be generated from the Leased Property after the Term, provided such assignment (A) requires that any action taken directly against Tenant for the collection of Rent or other payments due under this Lease or the Purchase Documents will be taken by or on behalf of Landlord in Landlord's own name and not by or in the name of such Participants, (B) does not purport to convey any interest in the Leased Property itself, and (C) expressly requires, pursuant to provisions reasonably acceptable to Tenant, that the assignee thereunder remove any Liens asserted against the Leased Property by, through or under such assignee;

                          (3) any assignment or conveyance of all, but not less than all, of Landlord's then existing rights and interests hereunder, under the Purchase Documents and in the Leased Property, when an Event of Default shall have occurred and be continuing or after the Designated Payment Date.

                 (ba) Person. "PERSON" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

                 (bb) Plan. "PLAN" means at any time an employee pension benefit plan which is covered under Title IV of Erisa or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Tenant or any Subsidiary for employees of Tenant or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Tenant or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                 (bc) Pledge Agreement. "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the date hereof between Landlord and Tenant pursuant to which Tenant will pledge securities as collateral for Tenant's obligations under the Purchase Agreement, as such Pledge Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                 (bd) Prime Rate. "PRIME RATE" means the prime interest rate or equivalent charged by Landlord's Lender in the United States as announced or published by Landlord's Lender from time to time, which need not be the lowest interest rate charged by Landlord's Lender. If for any reason Landlord's Lender does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either Citibank, N.A. or any New York branch or office of Credit Commercial de France as selected by Landlord shall be used to compute the rate described in the preceding sentence. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time after the date hereof without notice to Tenant as of the effective time of each change in rates described in this definition.

                 (be) Purchase Agreement. "PURCHASE AGREEMENT" means the Purchase Agreement dated as of the date hereof between Landlord and Tenant pursuant to which Tenant has agreed to purchase or to arrange for the purchase by a third party of the Leased Property, as such Purchase Agreement may be extended, supplemented, amend, restated or otherwise modified from time to time in accordance with its terms.

                 (bf) Purchase Documents. "PURCHASE DOCUMENTS" means collectively the Purchase Agreement, the Pledge Agreement and the Custodial Agreement.

                 (bg) Qualified Payments. "QUALIFIED PAYMENTS" means all payments received by Landlord from time to time during the Term from any party
(1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or (4) under any title insurance policy or otherwise as result of any title defect or claimed title defect with respect to the Leased Property; provided, however, that (x) in determining Qualified Payments, there shall be deducted all expenses and costs of every kind, type and nature (including taxes, Breakage Costs and Attorneys' Fees) incurred by Landlord with respect to the collection of such payments, (y) Qualified Payments shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) Qualified Payments shall not include any payments received by Landlord that Landlord has paid to Tenant for the restoration or repair of the Leased Property or that Landlord is holding as Escrowed Proceeds. For purposes of computing the total Qualified Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value) paid to or received by Landlord as of any date, payments described in the preceding clauses (1) through (4) will be considered as Escrowed Proceeds, not Qualified Payments, until they are actually applied as Qualified Payments by Landlord as provided in subparagraph 4(c).

                 (bh) Remaining Records. "REMAINING PROCEEDS" shall have the meaning assigned to it in subparagraph 4(a)(ii).

                 (bi)     Rent.  "RENT" means the Base Rent and all Additional
Rent.

                 (bj) Responsible Financial Officer. "RESPONSIBLE FINANCIAL OFFICER" means the chief financial officer, the controller, the treasurer of the assistant treasurer of Tenant.

                 (bk)     Spread.  "SPREAD" means, 0.25% per annum.

                 (bl) Stipulated Loss Value. "STIPULATED LOSS VALUE" means the amount computed from time to time in accordance with the formula specified in this definition. Such amount shall equal the Initial Funding Advance (i.e., $15,000,000), minus the amount (if any) of Qualified Payments paid to Landlord on or prior to such date. Thus, for example, if a determination of Stipulated Loss Value is required under subparagraph 3(a) on the first day of the applicable Base Rental Period and if the Leased Property has been damaged by fire or other casualty with the result that $7,000,000 of net insurance proceeds have been paid to Landlord and retained by Landlord as Qualified Payments, then the Stipulated Loss Value as of the date of the required determination shall equal $8,1000,000. Under no circumstances will any payment of Base Rent or the Upfront Fee reduce Stipulated Loss Value.

                 (bm) Subsidiary. "SUBSIDIARY" means any corporation of which Tenant or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

                 (bn) Tenant's Knowledge. "TENANT'S KNOWLEDGE," "TO THE KNOWLEDGE OF TENANT" and words of like effect means the actual knowledge (with due investigation) of any of the following employees of Tenant: Douglas Smith, Treasurer; Manny Hernandez, Chief

Financial Officer; and, Mark Beck, Director of Site Services. However, to the extent Tenant's knowledge after the date hereof may become relevant hereunder or under any certificate or other notice provided by Tenant to Landlord in connection with this Lease, "Tenant's Knowledge" and words of like effect shall include the then actual knowledge of other employees of Tenant (if any) that have assumed responsibilities of the current employees listed in the preceding sentence or that have replaced such current employees. But none of the employees of Tenant whose knowledge is now or may hereafter be relevant shall be personally liable for the representations of Tenant made herein.

                 (bo) Trade Fixture. "TRADE FIXTURE" means (1) anything (including, without limitation, furniture, fixtures, equipment, vessels, piping, electrical panels, conduit, ventilating equipment, demountable partitions, etc.) brought onto or fixed to the Premises during the term of this Lease by Tenant at Tenant's expense other than repairs and replacement of the Leased Property and (2) all of the items more particularly described on attached Exhibit D.

                 (bp) Term. "TERM" shall have the meaning assigned to it in Paragraph 2 below.

                 (bq) Unfunded Benefit Liabilities. "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent evaluation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Tenant or any ERISA Affiliate of Tenant under Title IV of ERISA.

                 (br) Other Terms and References. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Lease, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit shall attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Lease which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which Landlord or Tenant is a party of which Landlord is an intended beneficiary, without the consent of Landlord. All accounting terms not specifically define herein shall be construed in accordance with GAAP. The words "THIS LEASE", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import refer to this Lease as whole and not to any particular subdivision unless expressly so limited. The phrases "THIS PARAGRAPH" and "THIS SUBPARAGRAPH" and similar phrases refer only to the Paragraphs or subparagraphs hereof in which the phrase occurs. The world "OR" is not exclusive. Other capitalized terms are defined in the provisions that follow.

         2. Term. The term of this Lease (herein called the "TERM") shall commence on and include the effective date hereof, and end at 8:00 A.M. on September 1, 1999 (or the next following Business Day if September 1, 1999) is not a Business Day), unless sooner terminated as herein provided. Tenant may terminate this Lease immediately after purchasing or causing an Applicable Purchaser to purchase the Leased Property pursuant to the Purchase Agreement; provided, however, on any Designated Payment Date established under and in accordance with the Purchase Agreement, Tenant must have paid to Landlord all unpaid Rent then due or past due, must have satisfied Tenant's obligations under the Purchase Agreement, must have paid to Landlord all Base Rent accruing to the Designated Payment Date (even though such Base Rent will not be due pursuant to the definitions set forth above if the Designated Payment Date does not fall on a scheduled Base Rental Date) and must have paid any Breakage Costs caused by the Landlord's sale of the Leased Property pursuant to the Purchase Agreement. Satisfaction of the requirements listed in the proviso to the preceding sentence shall be a condition precedent to the effectiveness of any early termination of this Lease by Tenant.

         3.      Rental.

                 (a) Base Rent. Tenant shall pay Landlord rent (herein called "BASE RENT") in arrears, in currency that at the time of payment is legal tender for public and private debts in the United States of America, in quarterly installments on each Base Rental Date through the end of the Term. Each Payment of Base Rent must be received by Landlord no later than 10:00 A.M. (San Francisco time) on the date it becomes due; if received after 10:00 A.M. it will be considered for purposes of this Lease as received on the next following Business Day. Each installment of Base Rent shall represent allocable to the Base Rental Period ending on the date on which the installment is due. Landlord shall notify Tenant in writing of the Base Rent due for each Base Rental Period at least three (3) days prior to the Base Rental Date on which such period ends, but any failure by Landlord to so notify Tenant shall not constitute a waiver of Landlord's right to payment. If Tenant or any other Applicable Purchaser purchases Landlord's interest in the Leased Property pursuant to the Purchase Agreement, any Base Rent for the period ending on the date of purchase and all outstanding Additional Rent shall be due on the Designated Payment Date in addition to the purchase price and other sums due Landlord under the Purchase Agreement. The Base Rent for the Base Rental Period shall equal (A) Stipulated Loss Value on the firs day of such Base Rental Period, times (B) the Effective Rate with respect to such Base Rental Period, times (C) the number of days in such Base Rental Period, divided by (D) three hundred sixty (360). Assume, only for the purpose of illustration; that a hypothetical Base Rental Period contains exactly ninety (90) days; that on the first day of such Base Rental Period, after deducting a total of $10,100,000 of Qualified Payments received by Landlord, the resulting Stipulated Loss Value is $5,000,000; and that the Effective Rate computed with respect to the applicable Base Rental Period is 6%. Under such assumptions, the Base Rent for the hypothetical Base Rental Period will equal:

                      $5,000,000 x 6% x 90/360, or $75,000

                 (b) Upfront Fees. Upon execution and delivery of this Lease by Landlord, Tenant shall pay Landlord an upfront fee (the "UPFRONT FEE") as provided in the letter dated June 7, 1994 from Landlord to Tenant (less the deposit already paid by Tenant pursuant to that letter which will be applied against the Upfront Fee). The Upfront Fee shall represent Additional Rent for the First Base Rental Period.

               (c) Additional Rent. All amounts which Tenant is required to pay to or on behalf of Landlord pursuant to this Lease, together with every charge, premium, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (all such amounts, other than Base Rent, are herein called "ADDITIONAL RENT").

                 (d) Interest and Order of Application. All rent shall bear interest, if not paid when first due, at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws. Landlord shall be entitled to apply any amounts paid by or on behalf of Tenant hereunder against any Rent then past due in the order the same became due or in such other order as Landlord may elect.

                 (e) Net Lease. It is the intention of Landlord and Tenant that the Base Rent and all other payments herein specified shall be absolutely net to Landlord, and that Tenant shall pay all costs, expenses and obligations of every kind relating to the Leased Property or this Lease which may arise or become due, including, without limitation: (i) Impositions, including any axes payable by virtue of Landlord's receipt of amounts paid to or on behalf of Landlord in accordance with this subparagraph 3(e); (ii) any Capital Adequacy Charges; (iii) any amount for which Landlord is or becomes liable with respect to the Permitted Encumbrances; and (iv) any costs incurred by Landlord (including Attorneys' Fees) because of Landlord's acquisition or ownership of the Leased Property or because of this Lease or the transactions contemplated herein. However, the preceding sentence shall not be construed to make Tenant liable for (1) damages suffered by Landlord because of (and attributed by any applicable principles of comparative fault to) its own Misconduct, (2) Excluded Taxes, (3) withholding taxes permitted by subsection 3(f) or (4) general overhead or internal administrative expenses of Landlord, Landlord's Lender or any Participant, except to the extent allowed by subparagraph 8(z)(iii) because of changes described in that subparagraph after the date of this Lease.

                 (f) Withholding Taxes. Subject to the provisions of this subparagraph 3(f), but notwithstanding anything else to the contrary in this Lease, to the extent required by law Tenant may deduct United States and California withholding taxes imposed as a way of collecting or in lieu of Excluded Taxes on payments of the Upfront Fee, Base Rent, any interest payable pursuant to subparagraph 3(d) or any additional compensation claimed by Landlord pursuant to subparagraph 8(z)(iv) (collectively, "INCOME PAYMENTS") from Income Payments, without obligation to gross up, indemnify or otherwise increase payments in consequence thereof. Such withholding will be permitted if, but only if:

                          (i) in the case of withholding for Excluded Taxes imposed by the United States, the Person entitled to receive Income Payments (whether the original Landlord named herein or an assignee of the original Landlord's rights hereunder, a "PAYEE") is not exempt from withholding by reason of having been organized under the laws of the United States or any State thereof, and such Person shall not have provided Tenant with three (3) counterparts of each of the forms prescribed by the Internal Revenue Service (Form 1001 or 4224, or successor forms, as the case may be) claiming for Payee an exemption from federal withholding on all Income Payments;

                         (ii) in the case of withholding for Excluded Taxes imposed by the State of California, the Payee is not exempt from withholding by reason of having been qualified to do business in California, and such Person shall not have provided Tenant with three (3) counterparts of the forms (if any) prescribed by the California taxing authorities claiming for Payee an exemption from California withholding on all Income Payments;

                        (iii) at least thirty (30) days prior to any withholding from or reduction of Income Payments, Tenant shall have notified the Payee that Tenant believes the withholding is required and permitted by this subparagraph; and

                         (iv) the withholding taxes on the Income Payments would have been assessed even if the applicable taxing authorities had characterized the transactions evidenced by this Lease and the Purchase Agreement as a mere financing arrangement.

         Any payee exempt from withholding for Excluded Taxes imposed by the United States by reason of having been organized under the laws of the United States or any State thereof shall provide to Tenant statements conforming to the requirements of Treasury Regulation 1.1441-5(b) or any successor thereto (which statements may be made on a Form W-9). If Tenant shall ever be required to pay Excluded Taxes that Landlord has failed to pay when due because of Tenant's failure to withhold from payments made under this Lease, Landlord shall reimburse Tenant for such Excluded Taxes. Nothing in this subparagraph 3(f) shall excuse Tenant from its obligation under subparagraph 8(z)(iii) to compensate Landlord for increased costs attributable to any change in law relating to withholding taxes after the date hereof.

                 (g) No Demand or Setoff. The Base Rent and all Additional Rent shall be paid without notice or demand and without abatement, counterclaim, deduction, setoff or defense, except as expressly provided herein.

         4.      Insurance and Condemnation Proceeds.

                 (a) Subject to Landlord's rights under this Paragraph 4, and so long as no Event of Default shall have occurred and be continuing, Tenant shall be entitled to use al casualty insurance and condemnation proceeds payable with respect to the Leased Property during the Term for the restoration and repair of the Leased Property or any remaining portion thereof. All insurance and condemnation proceeds received with respect to the Leased Property (including proceeds payable under any insurance policy covering the Leased Property which is maintained by Tenant) shall be paid to Landlord and then applied as follows:

                          (i) First, such proceeds shall be used to reimburse Landlord for any costs and expenses, including Attorney's Fees, incurred in connection with the collection of such proceeds.

                          (ii) Second, the remainder of such proceeds (the "REMAINING PROCEEDS"), shall be held by Landlord as Escrowed Proceeds and applied to reimburse Tenant from the actual cost of the repair, restoration or replacement of the Leased Property. However, any Remaining Proceeds not needed for such purpose shall be applied by Landlord as Qualified Payments, as provided in subparagraph 4(c), after Tenant notifies Landlord that they are not needed for repairs, restoration or replacement.

                 (b) Any remaining Proceeds held by Landlord as Escrowed Proceeds shall be deposited by Landlord in an interest bearing account as provided in the definition of Escrowed Proceeds and shall be paid to Tenant as the applicable repair, restoration or replacements progresses and upon compliance by Tenant with such terms, conditions and requirements as may be reasonably imposed by Landlord, but in no event shall Landlord be required to pay any Escrowed Proceeds to Tenant in excess of the actual cost to Tenant of the applicable repair, restoration or replacement, as evidenced by invoices or other documentation reasonably satisfactory to Landlord, it being understood that Landlord may retain any such excess as a Qualified Payment. In any event, Tenant will not be entitled to any abatement or reduction of the Base Rent or any other amount due hereunder except to the extent that such excess Remaining Proceeds result in Qualified Payments which reduce Stipulated Loss Value (and thus payments computed on the basis of Stipulated Loss Value) as provided in the definitions set out above.

         Furthermore, notwithstanding the inadequacy of the Remaining Proceeds held by Landlord as Escrowed Records, if any, or anything herein to the contrary, Tenant must, after taking of less than all or substantially all of the Leased Property by condemnation and after any damage to the Leased Property by fire or other casualty, either:

                          (1) promptly restore or improve the Leased Property or the remainder thereof to a value no less than sixty percent (60%) of Stipulated Loss Value

                 (computed after the application of any Remaining Proceeds as a Qualified Payment) and to a reasonably safe and sightly condition; or

                          (2) promptly restore the Leased Property to a reasonably safe and sightly condition and pay to Landlord for application as a Qualified Payment the amount (if any), as determined by Landlord, needed to reduce Stipulated Loss Value (computed after the application of such amount and any available Remaining Proceeds as Qualified Payments) to no more than one hundred sixty-six percent (166%) of the then-current market value of the Leased Property or remainder thereof.

         Any taking of so much of the Leased Property as, in Landlord's reasonable judgment, makes it impracticable to restore or improve the remainder thereof as required by part (1) of the preceding sentence shall be considered a taking of substantially all the Leased Property for purposes of this Paragraph 4.

                 (c) Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, Landlord shall be entitled to receive and collect all insurance or condemnation proceeds payable with respect to the Leased Property, and:

                            (i)   Landlord shall apply the Remaining Proceeds
received by Landlord as a Qualified Payment (or as reimbursement for Breakage Costs incurred in connection with such Qualified Payment) within ten (10) Business Days after Landlord receives a written notice from Tenant unconditionally directing Landlord to so apply the same; and

                           (ii)   in the absence of such a notice from Tenant
to Landlord, Landlord shall be entitled to either, at the discretion of Landlord, (A) hold all Remaining Proceeds as Escrowed Proceeds until paid to Tenant as reimbursement for the actual and reasonable cost of repairing, restoring or replacing the Leased Property when Tenant has completed such repair, restoration or replacement, or (B) apply such proceeds as Qualified Payments when and to the extent deemed appropriate by Landlord.

When no Event of Default shall have occurred and be continuing, Landlord shall apply any Remaining Proceeds paid to it or other amounts which are to be applied as a Qualified Payment (or as reimbursement for Breakage Costs incurred in connection with a Qualified Payment) within three (3) Business Days after Landlord receives a written notice from Tenant unconditionally directing Landlord to so apply the same. In any event, Landlord may deduct Breakage Costs incurred in connection with the Qualified Payment from the Remaining Proceeds or other amounts available to Landlord for application as the Qualified Payment, and Tenant will reimburse Landlord upon request for any such Breakage Costs that Landlord incurs but does not so deduct. If Remaining Proceeds held by Landlord exceed Stipulated Loss Value and any Rent payable by Tenant, Tenant may get the excess by terminating this Lease in accordance with

Paragraph 2 and purchasing any remaining interest of Landlord in the Leased Property and the Escrowed Proceeds, pursuant to the Purchase Agreement.

                 (d) In the event of any taking of all or substantially all of the based Property, Landlord shall be entitled to apply all Remaining Proceeds as a Qualified Payment, notwithstanding the foregoing. In addition, if Stipulated Loss Value immediately prior to any taking of all or substantially all of the based Property by condemnation exceeds the sum of the Remaining Proceeds resulting from such condemnation then Landlord shall be entitled to recover the excess from Tenant upon demand as an additional Qualified Payment, whereupon this use shall terminate.

                 (e) Nothing herein contained shall be construed to prevent Tenant from obtaining a separate award from any condemning authority for a taking of Tenant's personal property or Trade Fixtures, for moving expenses, for severance damages to other real property owned by Tenant adjacent to the Land or for business interruption, provided, such award is not combined with and does not reduce the award for any taking of the based Property, including Tenant's interest therein.

                 (f) Without limiting Landlord's obligations under the other provisions of this paragraph 4 or Tenant's obligations to make repairs under other provisions of this Lease, Landlord and Tenant each waive any right of recovery against the other, and the other's agents, officers or employees, for any damage to the used Property or to the personal property situated from time to time in or on the used Property resulting from fire or other casualty covered by a valid and collectible insurance policy; provided, however, that the waiver set forth in this subparagraph 4.(f) shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recovered by the waiving party (net of costs of collection) under the policy notwithstanding the waivers set out in this paragraph. Tenant shall cause the insurance policies required of Tenant by this base to be properly endorsed, if necessary, to prevent any loss of coverage because of the waivers set forth in this paragraph. If such endorsements are not available, the waivers set forth in this paragraph shall be ineffective to the extent that such waivers would cause required insurance with respect to the used Property to be impaired.

         5.      No Lease Termination.

                 (a) Status of Lease. Except as expressly provided herein, this lease shall not terminate, nor shall Tenant have any right to terminate this lease, nor shall Tenant be entitled to any abatement of the Rent, nor shall the obligations of Tenant under this lease be excused, for any reason whatsoever, including without limitation any of the following: (i) any damage to or the destruction of all or any part of the leased Property from whatever cause, (ii) the taking of the leased Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Tenant's use of all or any portion of the based Property or any interference with such use by governmental action or otherwise,
(iv) any eviction of Tenant or of anyone claiming through or under Tenant by paramount title or otherwise (provided, if Tenant is wrongfully evicted by Landlord or by any third party exercising its rights under a Landlord's Lien, then Tenant will have the remedies described in Paragraph 15 below), (v) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant are parties, (vi) the inadequacy in any way whatsoever of the design or construction of any improvements included in the Leased Property, it being understood that Landlord has not made and will not make any representation express or implied as to the adequacy thereof, or (vii) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent of the covenants and agreements of Landlord, that the Base Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Lease. However, nothing in this Paragraph shall be construed as a waiver by Tenant of any right Tenant may have at law or in equity to (i) recover monetary damages for any default under this Lease by Landlord that Landlord fails to cure within the period provided in Paragraph 15, (ii) injunctive relief in case of the violation, or attempted or threatened violation, of any of the express covenants, agreements, conditions or provisions of this Lease which are binding upon Landlord, or (iii) a decree compelling performance of any of the express covenants, agreements, conditions or provisions of this Lease.

                 (b) Waiver by Tenant. Without limiting the foregoing, Tenant waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which Tenant may not or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws) (i) to quit, terminate or surrender this Lease or the Leased Property or any part thereof or
(ii) to any abatement, suspension, deferment or reduction of the Base Rent or any other sums payable under this Lease.

         6. Purchase Documents and Environmental Indemnity. Tenant acknowledges and agrees that nothing contained in this Lease shall limit, modify or otherwise affect any of Tenant's obligations under the Purchase Documents or Environmental Indemnity, which obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations established by this Lease. Except as provided in subparagraph 19.(k), in the event of any inconsistency between the terms and provisions of the Purchase Documents or Environmental Indemnity and the terms and provisions of this Lease, the terms and provisions of the Purchase Documents or Environmental Indemnity (as the case may be) shall control.

         7.      Use and Condition of Leased Property.

                 (a) Use. Subject to the Permitted Encumbrances and the terms hereof, Tenant may use and occupy the Leased Property so long as no Event of Default occurs hereunder, but only for the following purposes and other lawful purposes incidental thereto:

                            (i)   manufacturing, assembly, warehousing and
laboratory-based research and development of semiconductor, computer-related and other electronic products.

                           (ii)   cafeteria, library, and other support
function uses that Tenant may provide to its employees; and

                          (iii)   those uses specified under Section 5.1.2 of
the Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose (included in Permitted Encumbrances), except for subsections 5.1.2(a) relating to gasoline service stations and 5.1.2(c) relating to public utility service facilities, transmission and distribution substations and public utility service centers, which shall be prohibited uses.

As used in this subparagraph, "products" shall not include products designed to detect, monitor, neutralize, handle or process Hazardous Substances.

                 (b) Condition. Tenant accepts the Leased Property (and will accept the same upon any purchase of the Landlord's interest therein) in its present state, AS IS, and without any representation or warranty, express or implied, as to the condition of such property or as to the use which may be made thereof. Tenant also accepts the Leased Property without any representation or warranty, express or implied, by Landlord regarding the title thereto or the rights of any parties in possession of any part thereof, except as set forth in subparagraph 9.(a). Landlord shall not be responsible for any latent or other defect or change of condition in the Land, Improvements, fixtures and personal property forming a part of the Leased Property, and the Rent hereunder shall in no case be withheld or diminished because of any latent or other defect in such property, any change in the condition thereof or the existence with respect thereto of any violations of Applicable Laws. Nor shall Landlord be required to furnish to Tenant any facilities or service of any kind, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light or power.

                 (c) Consideration of and Scope of Waiver. The provisions of subparagraph 7.(b) above have been negotiated by the Landlord and Tenant after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of the Landlord, express or implied with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect, or otherwise. However, such exclusion of representations and warranties by Landlord is not intended to impair any representations or warranties made by other parties, including Seller, the benefit of which is to pass to Tenant because of the definition of Personal Property and Leased Property above.

         8. Other Representations, Warranties and Covenants of Tenant. Tenant represents, warrants and covenants as follows:

                 (a) Financial Matters. Tenant is solvent and has no outstanding liens, suits, garnishments or court actions which could render Tenant insolvent. There has not been filed by or, to Tenant's Knowledge, against Tenant a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Tenant or any significant portion of Tenant's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to Landlord relating to Tenant are true, correct and complete in all material respects. No material adverse change has occurred in the financial position of Tenant and its Subsidiaries taken as a whole as reflected in Tenant's financial statements covering the fiscal period ended July 4, 1994.

                 (b) Existing Contract. Except to the extent required of Landlord under subparagraph 9.(b), Tenant shall satisfy all surviving obligations of the "Buyer" (as the term "Buyer" is used in the Existing Contract) under the Existing Contract and under all other documents, the execution of which is required by or in connection with the Existing Contract. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all Losses imposed on or asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of any obligations imposed by the Existing Contract. THE INDEMNITY SET OUT IN THIS SUBPARAGRAPH SHALL APPLY EVEN IF THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE NEGLIGENCE OF LANDLORD; PROVIDED, SUCH INDEMNITY SHALL NOT APPLY TO LOSSES PROXIMATELY CAUSED BY (AND ATTRIBUTED BY ANY APPLICABLE PRINCIPLES OF COMPARATIVE FAULT TO) THE MISCONDUCT OF LANDLORD. Because Tenant hereby assumes and agrees to satisfy all surviving obligations of the Buyer under the Existing Contract, no failure by Landlord to take any action required by the Existing Contract (save and except any actions required of Landlord under subparagraph 9.(b)) shall, for the purposes of this indemnity, be deemed to be caused by the Misconduct of Landlord. The foregoing indemnity is in addition to the other indemnities set out herein and shall not terminate upon the closing of any sale of Landlord's interest in the Leased Property pursuant to the provisions of the Purchase Agreement or the termination of this Lease.

                 (c) No Default or Violation. The execution, delivery and performance by Tenant of this Lease, the Purchase Documents and the Environmental Indemnity do not and will not constitute a breach or default under any other material agreement or contract to which Tenant is a party or by which Tenant is bound or which affects the Leased Property or Tenant's use, occupancy or operation of the Leased Property or any part thereof and do not, to the knowledge of Tenant, violate or contravene any law, order, decree, rule or regulation to which Tenant is subject, and such execution, delivery and performance by Tenant will not result in the creation of imposition of (or the obligation to create or impose) any lien, charge or encumbrance not contemplated by this Lease or the Purchase Documents on, or security interest in, Tenant's property pursuant to the provisions of any of the foregoing.

                 (d) Compliance with Covenants and Laws. The intended use of the Leased Property by Tenant complies, or will comply after Tenant obtains readily available permits, in all material respects with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health, safety and environmental laws and regulations, the Americans with Disabilities Act and other laws pertaining to disabled persons, and all other applicable laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions (all of the foregoing are herein sometimes collectively called "APPLICABLE LAWS"). Tenant has obtained or will promptly obtain all utility, building, health and operating permits as may be required for Tenant's use of the Leased Property by any governmental authority or municipality having jurisdiction over the Leased Property.

                 (e) Environmental Representations. To Tenant's Knowledge and except as otherwise disclosed in the Environmental Report, as of the date hereof: (i) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has reported or been required to report any release of any Hazardous Substances on or from the Leased Property or the surrounding property pursuant to any Environmental Law; (ii) neither Tenant nor any prior owner or operator of the Leased Property has received from any federal, state or local governmental authority any warning, citation, notice of violation regarding a suspected or known release or discharge of Hazardous Substances on or from the Leased Property or regarding a suspected or known violation of Environmental Laws concerning the Leased Property which has not been completely rectified; and (iii) none of the following are located on the Leased Property: asbestos; urea formaldehyde foam insulation; transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; any other Hazardous Substances other than Permitted Hazardous Substances; or any underground storage tank or tanks prohibited by this Lease. Further, Tenant represents that to Tenant's Knowledge, the Environmental Report is not misleading or inaccurate in any material respect.

                 (f) No Suits. As of the effective date of this Lease, there are no judicial or administrative actions, suits, proceedings or investigations pending or, to Tenant's Knowledge, threatened that will affect Tenant's intended use of the Leased Property or the validity, enforceability or priority of this Lease, or Tenant's use, occupancy and operation of the Leased Property or any part thereof, and Tenant is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of Tenant and its Subsidiaries taken as a whole or Tenant's use, occupancy or operation of the Leased Property. No condemnation or other like proceedings or pending or, to Tenant's Knowledge, threatened against the Leased Property.

                 (g) Condition of Property. The Land as described in Exhibit A is the same as the land shown on the survey plat entitled "A.L.T.A. Survey" dated January 11, 1994, prepared by Nolte and Associates, Job No. 190-92-00, which was delivered to Landlord at the request of Tenant. The Lease Property is currently served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities as required for the use thereof. All streets, alleys and easements necessary to serve the Leased Property have been completed and are serviceable. The Leased Property is in a condition satisfactory for its use and occupancy. To Tenant's Knowledge, no latent or patent defects or deficiencies in the Leased Property exist that, either individually or in the aggregate, could materially and adversely affect Tenant's use or occupancy of the Leased Property or could reasonably be anticipated to endanger life or limb. No part of the Real Property is within a flood plain as designated by any governmental authority, or if located in flood plain, Tenant has insured the improvements from loss by flood in accordance with
Section 8(r).

                 (h) Organization. Tenant is duly incorporated and legally existing under the laws of the State of Delaware and is duly qualified to do business in the State of California. Tenant has all requisite power and has procured or will procure on a timely basis all governmental certificates of authority, licenses, permits, qualifications and other documentation required to lease and operate the Leased Property. Tenant has the corporate power and adequate authority, rights and franchises to own Tenant's property and to carry on Tenant's business as now conducted and is duly qualified and in good standing in each state in which the character of Tenant's business makes such qualification necessary (including, without limitation, the State of California) or, if it is not so qualified in a state other than California, such failure does not have a material adverse effect on the properties, assets, operations or businesses of Tenant and its Subsidiaries, taken as a whole.

                 (i) Enforceability. The execution, delivery and performance of this Lease, the Purchase Documents and the Environmental Indemnity are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained and are not in contravention of or conflict with any Applicable Laws or any term or provision of Tenant's articles of incorporation or bylaws. This Lease, the Purchase Documents and the Environmental Indemnity are valid, binding and legally enforceable obligations of Tenant in accordance with their terms, except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

                 (j) Not a Foreign Person. Tenant is not a "foreign person" within the meaning Sections 1445 and 7701 of the Code (i.e., Tenant is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

                 (k) Omissions. None of Tenant's representations or warranties contained in this Lease or any document, certificate or written statement furnished to Landlord by or on behalf of Tenant contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

                 (l) Existence. Tenant shall continuously maintain its existence and its qualification to do business in the State of California.

                 (m) Tenant Taxes. Tenant shall comply with all applicable tax laws and pay before the same become delinquent all taxes imposed upon it or upon its property (but not Excluded Taxes) where the failure to so comply or so pay would have a material adverse effect on the financial condition or operations of Tenant; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any such taxes and pending such contest Tenant shall not be deemed in default under this subparagraph if (1) Tenant diligently prosecutes such contest to completion in an appropriate manner, and
(2) Tenant promptly causes to be paid any tax adjudged by a court of competent jurisdiction to be due, with all costs, penalties, and interest thereon, promptly after such judgment becomes final; provided, however, in any event such contest shall be concluded and the tax, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which any of Tenant's property that is material to the business of Tenant and its Subsidiaries taken as a whole may be seized or sold because of the nonpayment thereof.

                 (n) Operation of Property. Tenant shall operate the Leased Property in a good and workmanlike manner and in compliance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith other than Excluded Taxes. Tenant shall not use or occupy, or allow the use or occupancy of, the Leased Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. To the extent that any of the following would, individually or in the aggregate, materially and adversely affect the value of the leased Property Tenant shall not: (i) initiate or permit any zoning reclassification of the Leased Property;
(ii) seek any variance under existing zoning ordinances applicable to the Leased Property; (iii) use or permit the use of the Leased Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Leased Property; or (v) consent to the annexation of the Leased Property to any municipality. If a change in the zoning or other Applicable Laws affecting the permitted use or development of the Leased Property shall occur that Landlord determines will materially reduce the then-current market value of the Leased Property, and if after such reduction the Stipulated Loss Value shall substantially exceed the then-current market value of the Leased Property in the reasonable judgment of Landlord, then Tenant pay Landlord prior to the termination or expiration of this lease an amount equal to such excess for application as a Qualified Payment. Tenant shall not impose any restrictive covenants or encumbrances upon the leased Property without the prior written consent of the Landlord; provided, that such consent shall not be unreasonably withheld for any encumbrance or restriction that is made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property by an agreement in form satisfactory to Landlord. Tenant shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Leased Property. Tenant shall not do any act whereby the market value of the Leased Property may be

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

materially lessened. Tenant shall allow Landlord or its authorized representative to enter the Leased Property at any reasonable time to inspect the Leased Property and, after reasonable notice, to inspect Tenant's books and records pertaining thereto, and Tenant shall assist Landlord or Landlord's representative in whatever way reasonably necessary to make such inspections. If Tenant receives a written notice or claim from any federal, state or other governmental entity that the Leased Property is not in compliance in any material respect with any Applicable Law, or that any action may be taken against the owner of the Leased Property because the Leased Property does not comply with Applicable Law, Tenant shall promptly furnish a copy of such notice or claim to Landlord. Notwithstanding the foregoing, Tenant may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Leased Property, and pending such contest Tenant shall not be deemed in default hereunder because of a violation of such Applicable Law, if Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and if Tenant promptly causes the Leased Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Leased Property; provided, that in any event such contest shall be concluded and the violation of such Applicable Law must be corrected and any claims asserted against Landlord or the Leased Property because of such violation must be paid by Tenant, all prior to the date that (i) any criminal charges are threatened or instituted against Landlord or any of its directors, officers or employees because of such violation or (ii) any action is threatened or instituted by any governmental authority against Landlord or any property owned by Landlord (including the Leased Property) because of such violation.

                 (o) Debts for Operation of Leased Property. Tenant shall promptly pay or cause to be paid all debts and liabilities incurred in the maintenance and operation of the Leased Property, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Leased Property; provided, nothing in this subparagraph will be construed to make Tenant liable for Landlord's Liens or Excluded Taxes. Notwithstanding the foregoing, Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest Tenant shall not be deemed in default under this subparagraph (or subparagraphs 8.(t) or 8.(u)) because of the contested lien if (1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to Landlord's reasonable satisfaction any contested liens against the Leased Property alleged to secure an amount in excess of $500,000 (individually or in the aggregate) (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and (3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs shall be paid prior to the date (i) any criminal action is threatened or instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned by Landlord (including the Leased Property) may be seized or sold or any other action is threatened or instituted against Landlord or any property owned by Landlord because of the nonpayment thereof.

                 (p) Impositions. Tenant shall reimburse Landlord for (or, if requested by Landlord, will pay or cause to be paid prior to delinquency) all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to this Lease or which are imposed upon Landlord or the Leased Property because of the ownership, leasing, occupancy, sale or operation of the Leased Property, or any part thereof, or relating to or required to be paid by the terms of any of the Permitted Encumbrances, excluding only Landlord's Liens and Excluded Taxes (collectively, all such taxes, levies, fees, charges, surcharges, assessments or penalties, other than Landlord's Liens and Excluded Taxes, are herein called the "IMPOSITIONS"). If Landlord requires Tenant to pay any Impositions directly to the applicable taxing authority or other party entitled to collect the same, Tenant shall furnish Landlord with receipts showing payment of such Impositions and other amounts prior to delinquency; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted Imposition, and pending such contest Tenant shall not be deemed in default of this subparagraph (or subparagraphs 8.(t) or 8.(u)) because of the contested Imposition if (1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to the reasonable satisfaction of Landlord any lien asserted against the Leased property and alleged to secure an amount in excess of $500,000 because of the contested Imposition, (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and (3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the Impositions, penalties, interest and costs shall be paid prior to the date (i) any criminal action is threatened or instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned by Landlord (including the Leased Property) may be seized or sold or any other action is threatened or instituted against Landlord or any property owned by Landlord because of the nonpayment thereof.

                 (q) Repair, Maintenance, Alterations and Additions. Subject to Paragraph 4, Tenant shall keep the Leased property in good order, repair, operating condition and appearance (ordinary wear and tear excepted), causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Leased property to be materially misused, abused or wasted or to materially deteriorate. Tenant shall promptly replace any worn-out fixtures covered by this Lease with fixtures comparable to the replaced fixtures when new, and Tenant shall not, without the prior written consent of Landlord, (i) remove from the Leased Property any fixtures of significant value covered by this Lease except such as are replaced by Tenant by articles of equal suitability and value, free and clear of any Lien other than Permitted Encumbrances or Landlord's Liens, or (ii) make any structural alteration to any Improvements or any alterations thereto which significantly reduce the fair market value or which change the general character of the Leased Property or which impair in any significant manner the useful life or utility of any Improvements. Upon request of Landlord made when an Event of Default shall have occurred and be continuing, Tenant shall deliver to Landlord an inventory describing and showing the make, model, serial number and location of all Trade Fixtures and personalty not included in the Leased Property with a certification by Tenant that such inventory is a true and complete schedule of all such Trade Fixtures and personalty and that all items covered hereby are free and clear of any Lien other than the Permitted Encumbrances or Landlord's Liens.

                 (r) Insurance and Casualty. Throughout the Term, Tenant will keep all Improvements (including all alterations, additions and changes made to the Improvements) which are located within the Leased property insured under an all-risk property insurance policy (not excluding from coverage perils normally included within the definitions of extended coverage, vandalism, malicious mischief and, if the Leased Property is in a flood zone, flood) in the amount of one hundred percent (100%) of the replacement value with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Tenant will be responsible for determining the amount of property insurance to be maintained, but such coverage will be on an agreed value basis to eliminate the effects of coinsurance. Such insurance shall be issued by an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better. Any deductible applicable to such insurance shall not exceed $500,000. Such insurance shall cover not only the value of Tenant's interest in the Improvements, but also the interest of the Landlord, and such insurance shall include provisions that Landlord must be notified at least ten (10) days prior to any cancellation or reduction of insurance coverage. With this Lease Tenant shall deliver to Landlord a certificate from the applicable insurer or its authorized agent evidencing the insurance required by this subparagraph and any additional insurance which shall be taken out upon any part of the Leased Property. Thereafter, Tenant shall deliver to Landlord certificates from the applicable insurer or its authorized agent of renewals or replacements of all such policies of insurance at least fifteen (15) days before any such insurance shall expire. Tenant further agrees that all such policies shall provide that proceeds thereunder will be payable to Landlord and Tenant as their interests may appear, it being understood between Landlord and Tenant that such proceeds will be paid to Landlord as Escrowed Proceeds and will be applied in accordance with Paragraph 4 of this Lease. Landlord shall have no right to receive proceeds for loss of Tenant's Trade Fixtures and personal property. If Tenant fails to obtain any insurance required by this Lease or to provide confirmation of any such insurance as required by this Lease, Landlord shall be entitled (but not required) to obtain the insurance that Tenant has failed to obtain or for which Tenant has not provided the required confirmation and, without limiting Landlord's other remedies under the circumstances, Landlord may require Tenant to reimburse Landlord for the cost of such insurance and to pay interest thereon computed at the Default Rate from the date such cost was paid by Landlord until the date of reimbursement by Tenant. In the event any of the Leased Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Landlord may, but shall not be obligated to, make proof of loss if not made promptly by Tenant, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Landlord for application as required by paragraph 4, and (iii) Landlord may settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance (provided, that so long as no Event of Default shall have occurred and be continuing, Landlord must obtain Tenant's written consent to any such settlement, which consent will not be unreasonably withheld). If any casualty shall result in damage to or loss or destruction of the Leased Property, Tenant shall give immediate notice thereof to Landlord and Paragraph 4 shall apply. Notwithstanding the foregoing, however, if any insurance claim for damage to the Leased Property is for less than $500,000 and no Event of Default shall have occurred and be continuing, Tenant shall have the right to settle, adjust or compromise the claim as Tenant deems appropriate; and Tenant may directly receive and hold the proceeds of such claim so long as no Event of Default shall have occurred and be continuing and so long as Tenant applies such proceeds for any restoration, replacement and repair of the Leased Property required by subparagraph 4.(b).

                 (s) Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Leased Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Leased Property or any portion thereof, each party shall notify the other (provided, however, Landlord shall have no liability for its failure to provide such notice) of the pendency of such proceedings. Tenant shall, at its expense, diligently prosecute any such proceedings and shall consult with Landlord, its attorneys and experts and cooperate with them as reasonably requested in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Leased Property and all judgments, decrees and awards for injury or damage to the Leased Property shall be paid to Landlord as Escrowed proceeds for application as provided in Paragraph 4 above. Landlord is hereby authorized, in the name of Tenant, at any time when an Event of Default shall have occurred and be continuing, or with Tenant's prior written consent (which consent will not be unreasonably withheld), to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Leased Property. Landlord shall not be in any event or circumstances liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards. Notwithstanding the foregoing provisions of this subparagraph, if condemnation proceeds totaling not more than $500,000 are to be recovered as a result of a taking of less than all or substantially all of the Leased Property, Tenant may directly receive and hold such proceeds so long as no Event of Default shall have occurred and be continuing and so long as Tenant applies such proceeds for any restoration, replacement and repair of the remainder of the Leased property required by Paragraph 4.(b).

                 (t) Protection and Defense of Title. If any encumbrance or title defect whatsoever affecting Landlord's fee interest in the Leased Property is claimed or discovered

(excluding permitted Encumbrances and Landlord's Liens and this Lease) or if any legal proceedings are instituted with respect to title to the Leased Property, Tenant shall give prompt written notice thereof to Landlord and at Tenant's own cost and expense will promptly cause the removal of any such encumbrance and cure any such defect and will take all necessary and proper steps for the defense of any such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Tenant fails to promptly remove any such encumbrance or title defect (other than a Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph 8.(o) or subparagraph 8.(p)), Landlord (whether or not named as a party to legal proceedings with respect thereto) shall be entitled to take such additional steps as in its judgment may be necessary or proper to remove such encumbrance or cure such defect or for the defense of any such attack or legal proceedings or the protection of Landlord's fee interest in the Leased Property, including but not limited to the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Leased property, the removal of prior liens or security interests, and all expenses (including Attorneys' Fees) so incurred of every kind and character shall be a demand obligation owing by Tenant.

                 (u) No Liens on the Leased Property. Tenant shall not, without the prior written consent of Landlord, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any Lien which secures any payment or performance obligation (except Landlord's Liens, the lien for ad valorem taxes on the Leased Property which are not delinquent and any Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph 8.(o) or subparagraph 8.(p)), against or covering the Leased Property or any part thereof regardless of whether the same are expressly or otherwise subordinate to this Lease or Landlord's interest in the Leased Property, and should any such prohibited Lien exist or become attached hereafter in any manner to any part of the Leased property without the prior written consent of Landlord, Tenant shall cause the same to be promptly discharged and released to the satisfaction of Landlord.

                 (v) Books and Records. Tenant shall keep books and records that are accurate and complete in all material respects for the Leased Property and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the operation of any Improvements) to be inspected and copied by Landlord and its duly accredited representatives at all times during reasonable business hours. This subparagraph shall not be construed as requiring Tenant to regularly maintain separate books and records relating exclusively to the Leased Property; provided, however, that upon request, Tenant shall construct or abstract from its regularly maintained books and records information required by this subparagraph relating to the Leased Property.

                 (w) Financial statements; Required Notices; Certificates as to Default. Tenant shall deliver to Landlord:

                          (i)     as soon as available and in any event within
ninety (90) days after the end of each fiscal year of Tenant, a consolidated balance sheet of Tenant and its consolidated subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flows of Tenant and its consolidated Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP and accompanied by a report and opinion of accountants of national standing selected by Tenant, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualification or exception which Landlord determines, in Landlord's reasonable discretion, is unacceptable; provided that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (i) so long as Tenant delivers to Landlord the same annual report and report and opinion of accountants that Tenant delivers to its shareholders;

                          (ii)    as soon as available and in any event within
forty-five (45) days after the end of each of the first three quarters of each fiscal year of Tenant, the consolidated balance sheet of Tenant and its consolidated Subsidiaries as of the end of such quarter and the consolidated income statement and the consolidated statement of cash flows of Tenant and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and all prepared in accordance with GAAP and certified by a Responsible Financial Officer of Tenant (subject to year-end adjustments); provided that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of Section 12 of the securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (ii) so long as Tenant delivers to Landlord the same quarterly reports, certified by a Responsible Financial Officer of Tenant (subject to year-end adjustments) that Tenant delivers to its shareholders;

                          (iii)   together with the financial statements
furnished in accordance with subparagraph 8.(w) (ii) and 8.(w)(i), a certificate of a Responsible Financial Officer of Tenant in substantially the form attached hereto as Exhibit E: (i) certifying that to the Tenant's knowledge no Default or Event of Default under this Lease has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a brief statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) certifying that the representations of Tenant set forth in this Lease are true and correct in all material respects as of the date thereof as though made on and as of the date thereof or, if not then true and correct, a brief statement as to why such representations are no longer true and correct, and (iii) with computations demonstrating compliance with the financial covenants contained in subparagraph 8.(ae);

                           (iv)   promptly after the sending or filing thereof,
copies of all proxy statements, financial statements and reports which Tenant sends to the Securities and Exchange

Commission and all registration statements (other than registration statements on Form S-8 or any form substituted therefor) which Tenant files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                            (v)   as soon as possible and in any event within
five (5) days after the occurrence of each Default or Event of Default, a statement of a Responsible Financial Officer of Tenant setting forth details of such Default or Event of Default and the action which Tenant has taken and proposes to take with respect thereto;

                          (vi)    such other information concerning the
compliance by Tenant with the provisions of this Lease or the purchase Documents, the Leased Property or Tenant's financial condition as Landlord may from time to time reasonably request.

Landlord is hereby authorized to deliver a copy of any information or certificate delivered to it pursuant to this subparagraph 8 (w) to any regulatory body having jurisdiction over Landlord that requires or requests it

                 (x) Estoppel Certificate. Each party will, upon not less than twenty (20) days' prior written request, execute, acknowledge and deliver to the requesting party or its designee a written statement certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge. Any such statement may be relied upon by any participant and by any prospective assignee or lender of Landlord or Tenant with respect to the Property. Each Party shall be required to provide such a certificate no more frequently than once in any six month period; provided, however, that if a party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, the other party shall provide a certificate upon request whether or not a certificate has been provided within the prior six month period.

                 (y) Further Assurances. Tenant shall, on request of Landlord,
(i) promptly correct any error which may be discovered in the contents of this Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease and to subject to this Lease any property intended by the terms hereof to be covered hereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Leased property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by Landlord to protect its rights in and to the Leased Property against the rights or interests of third persons; and
(iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of

Landlord to enable Landlord, Landlord's Lender to comply with the requirements or requests of any agency or authority having jurisdiction over them.

                 (z)          Fees and Expenses; General Indemnification;
Increased Costs; and Capital Adequacy Charges.

                            (i)  Except for any costs paid by Landlord with the
proceeds of the Initial Funding Advance as part of the Closing Costs, Tenant shall pay (and shall indemnify and hold harmless Landlord, Landlord's Lender and any Person claiming through Landlord by reason of a Permitted Transfer from and against) all Losses incurred by Landlord or Landlord's Lender (or any Person claiming through Landlord by reason of a Permitted Transfer) in connection with or because of (A) the ownership of any interest in or operation of the Leased Property or (B) the negotiation or administration of this Lease, the Purchase Documents or the Environmental Indemnity, whether such Losses are incurred at the time of execution of this Lease or at any time during the Term. Costs and expenses included in such Losses may include, without limitation: all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes (other than Excluded Taxes), brokerage fees and commissions, abstract fees, title policy fees, uniform Commercial Code search fees, escrow fees, Attorneys' Fees and environmental consulting fees incurred by Landlord with respect to the Leased Property; but will not include an allocation of general overhead or internal administrative expenses of Landlord, Landlord' s Lender or any Participant, except to the extent allowed by subparagraph 8.(z) (iii) because of a Banking Rules Change after the date of this Lease, and will not include costs incurred in connection with the negotiation and execution of agreements between Landlord and Participants. If Landlord pays or reimburses Landlord's Lender for any such Losses, Tenant shall reimburse Landlord for the same notwithstanding that Landlord may have already received any payment from any Participant on account of such Losses, it being understood that the participant may expect repayment from Landlord when Landlord does collect the required reimbursement from Tenant.

                           (ii)  Tenant shall also pay (and indemnify and hold
harmless Landlord, Landlord's Lender and any Person claiming through Landlord by reason of a permitted Transfer from and against) all Losses, including Attorneys' Fees, incurred or expended by Landlord or Landlord's Lender or any Person claiming through Landlord through a permitted Transfer or in connection with (A) the breach by Tenant of any covenant of Tenant herein or in any other instrument executed in connection herewith or (B) Landlord's exercise of any of Landlord's rights and remedies hereunder or under Applicable Law or Landlord's protection of the Leased Property and Landlord's interest therein as permitted hereunder or under Applicable Law. (However, the indemnity in the preceding sentence shall not be construed to make Tenant liable to both Landlord and any other party claiming through Landlord for the same costs, expenses or damages or for any allocation of general overhead or internal administrative expenses of Landlord, Landlord's Lender or any participant except to the extent allowed by subparagraph 8.(z) (iii) because of a Banking Rules Change after the date of this Lease.) Tenant shall further indemnify and hold harmless Landlord and all other Indemnified Parties against, and reimburse them for, all Losses which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily and personal injury or death or damage to the property of third parties occurring in or upon or in the vicinity of the Leased Property through any cause whatsoever. THE FOREGOING INDEMNITY FOR INJURY, DEATH OR PROPERTY DAMAGE SHALL APPLY EVEN WHEN INJURY, DEATH OR PROPERTY DAMAGE IN, ON OR IN THE VICINITY OF TEE LEASED PROPERTY RESULTS IN WHOLE OR IN PART FROM THE NEGLIGENCE OF AN INDEMNIFIED PARTY PROVIDED, SUCH INDEMNITY SHALL NOT APPLY TO LOSSES SUFFERED BY AN INDEMNIFIED PARTY THAT ARE PROXIMATELY CAUSED BY (AND ATTRIBUTED BY ANY APPLICABLE PRINCIPLES OF COMPARATIVE FAULT TO) THE MISCONDUCT OF SUCH INDEMNIFIED PARTY.

                          (iii)   If, after the date hereof, there shall be any
increase in the cost to Landlord's Lender or any Participant agreeing to make or making, funding or maintaining advances to Landlord in connection with the Leased Property because of any Banking Rules Change, then Tenant shall from time to time, upon demand by Landlord pay to Landlord for the account of Landlord's Lender, or such Participant, as the case may be, additional amounts sufficient to compensate Landlord's Lender or the Participant for such increased cost. A certificate as to the amount of such increased cost, submitted to Landlord and Tenant by Landlord's Lender of the Participant, shall be conclusive and binding for all purposes, absent clear and demonstrable error.

                           (iv)   Landlord's Lender or any Participant may
demand additional payments (herein called "Capital Adequacy Charges") if Landlord's Lender or the Participant determines that any Banking Rules Change affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to Landlord to permit Landlord to maintain Landlord's investment in the Leased Property. To the extent that Landlord's Lender or the Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such advances, Tenant shall pay to Landlord for the account of the Landlord's Lender or the Participant, as the case may be, the amount so demanded. Without limiting the foregoing, Landlord and Tenant hereby acknowledge and agree that the Spread (as such term is used herein in the calculation of Base Rent) was established assuming that because of the Pledge Agreement, the risk weight assigned to 85% of the collective investment of Landlord and its Affiliates in the Leased Property pursuant to 12 Code of Federal Regulations, part 225, as from time to time supplemented or amended, or pursuant to any other similar or successor statute or regulation applicable to Landlord and its Affiliates (the "Regulations") would remain at twenty percent during the term of this Lease. If and so long as such risk weight is increased because of a Banking Rules Change, Capital Adequacy Charges may be collected in the form of an increase in the Spread which will yield the same rate of return to Landlord, Landlord's Lender and any participants (net of their costs of maintaining required capital) that would have existed absent such increase.

                          (v)     Any amount to be paid to Landlord, Landlord's
Lender or any Indemnified Party under this subparagraph 8.(z) shall be a demand obligation owing by Tenant. Tenant's indemnities and obligations under this subparagraph 8.(z) shall survive the termination or expiration of this Lease with respect to any circumstance or event existing or occurring prior to such termination or expiration. However, Landlord must notify Tenant of any claim for additional compensation pursuant to subsections 8.(z)(iii) or 8.(z)(iv) within six (6) months after Tenant or any Applicable purchaser purchases the Leased Property pursuant to the purchase Agreement. Further, nothing in this subparagraph 8.(z) shall be construed to make Tenant liable to any Person for Losses suffered by that Person because of such Person's own Misconduct.

                 (aa) Liability Insurance. Tenant shall maintain commercial general liability insurance against claims for bodily and personal injury or death and property damage occurring or resulting from any occurrence in or upon the Leased Property, in standard form and with an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better, such insurance to afford immediate protection, to the limit of not less than $10,000,000 combined single limit for bodily and personal injury and property damage in respect of any one accident or occurrence, with not more than $500,000 self-insured retention. Such commercial general liability insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Lease for Losses attributable to bodily injury, personal injury or property damage (other than the indemnifications set forth in paragraph 12 concerning environmental matters), but such coverage or the amount thereof shall in no way limit such indemnifications. The policy evidencing such insurance shall name as additional insureds Landlord. Tenant shall maintain with respect to each policy or agreement evidencing such commercial general liability insurance such endorsements as may be reasonably required by Landlord and shall at all times deliver and maintain with Landlord written confirmation (in form satisfactory to Landlord) with respect to such insurance from the applicable insurer or its authorized agent, which confirmation must provide that insurance coverage will not be canceled or reduced without at least fifteen (IS) days notice to Landlord. Not less than fifteen (IS) days prior to the expiration date of each policy of insurance required of Tenant pursuant to this subparagraph, Tenant shall deliver to Landlord a certificate evidencing a paid renewal policy or policies.

                 (ab) Permitted Encumbrances. Except to the extent expressly required of Landlord by subparagraph 9.(b), Tenant shall comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of the Leased Property in the permitted Encumbrances in accordance with their respective terms and provisions. Tenant shall not modify or permit any modification of any Permitted Encumbrance without the prior written consent of Landlord. Such consent will not be unreasonably withheld for the modification of any Permitted Encumbrance that has been made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property by agreement in form satisfactory to Landlord.

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

                 (ac)         Environmental.

                 (i)          Environmental Covenants.  Tenant covenants:

                 a) not to cause or permit the Leased Property to be in violation of, or do anything or permit anything to be done which will subject the Leased Property to any remedial obligations under, any Environmental Laws, including without limitation CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Leased Property;

                 b) not to conduct or authorize others to conduct Hazardous Substance Activities on the Leased Property, except Permitted Hazardous Substance Use;

                 c) to the extent required by Environmental Laws, to remove Hazardous Substances from the Leased Property (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery; and

                 d) not to discharge or authorize the discharge of anything (including Permitted Hazardous Substances) from the Leased Property into groundwater or surface water that would require any permit under applicable Environmental Laws, other than storm water runoff.

If Tenant's failure to cure any breach of the covenants listed above in this subparagraph 8.(ac)(i) continues beyond the Environmental Cure Period (as defined below), Landlord may, in addition to any other remedies available to it, after notifying Tenant of the remediation efforts Landlord believes are needed, cause the Leased Property to be freed from all Hazardous Substances (or if removal is prohibited by law, to take whatever action is required by law), and the cost of the removal shall be a demand obligation owing by Tenant to Landlord. Further, subject to the provisions of subparagraph 12.(c) below, Tenant agrees to indemnify Landlord against all Losses incurred by or asserted or proven against Landlord in connection therewith. As used in this subparagraph, "ENVIRONMENTAL CURE PERIOD" means the period ending on the earlier of: (1) one hundred eighty (180) days after Tenant is notified of the breach which must be cured within such period, or such longer period as is reasonably required for any cure that Tenant pursues with diligence pursuant to and in accordance with an Approved Plan (as defined below), (2) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) or any criminal action is threatened or instituted against Landlord or any of its directors, officers or employees because of the breach which must be cured within such period, (3) the end of the Term. As used in this subparagraph, an "APPROVED PLAN" means a plan of remediation of a violation of Environmental Laws for which Tenant has obtained, within one hundred eighty (180) days after Tenant is notified of the applicable breach of the covenants listed above in this subparagraph 8.(ac)(i), the written approval of the governmental authority with primary jurisdiction over the violation and with respect to which no other governmental authority asserting jurisdiction has claimed such plan is inadequate.

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

         (ii) Environmental Inspections and Reviews. Landlord reserves the right to retain an independent professional consultant to review any report prepared by Tenant or to conduct Landlord's own investigation to confirm whether Hazardous Substances Activities or the discharge of anything into groundwater or surface water has occurred in violation of the preceding subparagraph 8.(ac)(i), but Landlord's right to reimbursement for the fees of such consultant shall be limited to the following circumstances: (1) an Event of Default shall have occurred; (2) Landlord shall have retained the consultant to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) Landlord shall have retained the consultant to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4) Landlord shall have retained the consultant because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph 8.(ac)(i). Tenant agrees to Landlord and to Landlord's agents, employees, consultants and contractors the right during reasonable business hours and after reasonable notice to enter upon the Leased Property to inspect the Leased Property and to perform such tests as are reasonably necessary or appropriate to conduct a review or investigation of Hazardous Substances on, or any discharge into groundwater or surface water from, the Leased Property. Without limiting the generality of the foregoing, Tenant agrees that Landlord will have the same right, power and authority to enter and inspect the Leased Property as is granted to a secured lender under Section 2929.5 of the California Civil Code. Tenant shall promptly reimburse Landlord for the cost of any such inspections and tests, but only when the inspections and tests are (1) ordered by Landlord after an Event of Default; (2) ordered by Landlord to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; 93) ordered by Landlord to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4) ordered because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph 8.(ac)(i).

         (iii) Notice of Environmental Problems. Tenant shall immediately advise Landlord of (i) any discovery of any event or circumstance which would render any of the representations contained in subparagraph 8.(e) inaccurate in any material respect if made at the time of such discovery, (ii) any remedial action taken by Tenant in response to any (A) discovery of any Hazardous Substances other than Permitted Hazardous Substances on,k under or about the Leased Property or (B) any claim for damages resulting from Hazardous Substance Activities, (iii) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Property which is not fully disclosed in the Environmental Report and which could cause the Leased Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws, or (iv) any investigation or inquiry affecting the Leased Property by any governmental authority in connection with any Environmental Laws. In such event, Tenant shall deliver to Landlord within thirty (30) days after Landlord's request, a preliminary written environmental plan setting forth a general description of the action that Tenant proposes to take with respect thereto, if any, to bring the Leased Property into compliance with Environmental Laws or to correct any breach by Tenant of the covenants listed above in subparagraph 8.(ac)(i), including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any,a nd such additional data, instruments, documents, agreements or other materials or information as Landlord may reasonably request.

         (ad) Right of Landlord to Perform. If Tenant fails to perform any act or to take any action which hereunder Tenant is required to perform or take, or to pay any money which hereunder Tenant is required to pay, and if such failure or action constitutes an Event of Default or causes Landlord or any director, officer, employee or affiliate of Landlord to be threatened with criminal prosecution or renders Landlord's interest in the Leased Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, Landlord may, in Tenant's name or in Landlord's own name, perform or cause to be performed such act or take such action or pay such money, but Landlord shall not be obligated to do so. Any expenses so incurred by Landlord, and any money so paid by Landlord, shall be a demand obligation owing by Tenant to Landlord. Further, Landlord, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

         (ae)        Affirmative Financial Covenants.

                 (i) Quick Ratio. Throughout the Term, Tenant shall maintain a ratio of (A) Quick Assets to (B) the sum of Current Liabilities of Tenant and its Subsidiaries, of not less than 1.50 to 1.00. As used in this Paragraph 8.(ae), "QUICK ASSETS" means the sum (without duplication of any item) of (a) unencumbered cash on hand or on deposit in banks; (b) unencumbered readily marketable securities maturing within one year and issued by the United States of America or any agency thereof and fully guaranteed by the United States Government or by any Person rated at least A-2 or the equivalent thereof by Standard and Poor's Corporation or P-2 or the equivalent thereof by Moody's Investor Service, Inc.; (c) unencumbered certificates of deposit or banker's acceptances maturing within two years and issued by commercial banks operating in the United States of America having capital and surplus in excess of $1,000,000,000; (d) unencumbered accounts receivable of Tenant and its Subsidiaries (determined on a consolidated basis net of reserves for uncollectible amounts in accordance with
         GAAP); and (e) the securities with maturities of one (1) year or less encumbered by the Pledge Agreement. As used in subparagraph 8.(ae), "CURRENT LIABILITIES" means, with respect to any Person, all liabilities of such Person treated as current liabilities in accordance with GAAP other than any obligation under the Purchase Agreement, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and
         (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of such Person to a date more than one year from the date of determination.

                 (ii) Minimum Tangible Net Worth. Throughout the Term, Tenant shall maintain a Consolidated Tangible Net Worth of not less than $235,000,00. As used in this subparagraph 8.(ae), "CONSOLIDATED TANGIBLE NET WORTH" means, at any date of determination thereof, the excess of consolidated total assets on such date over consolidated total liabilities on such date; provided, however, that Intangible Assets on such date shall be excluded from any determination of consolidated total assets on such date. As used in this subparagraph 8.(ae), "INTANGIBLE ASSETS" means, as of the date of any determination thereof, the total amount of all assets of Tenant and its consolidated Subsidiaries that are properly classified as "INTANGIBLE ASSETS" in accordance with GAAP and, in any event, shall include, without limitation, goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges other than prepared insurance and prepaid taxes and current deferred taxes which are classified on the balance sheet of Tenant and its consolidated Subsidiaries as a current asset in accordance with GAAP and in which classification Tenant's independent public accountants concur.

         (af) Negative Covenants. Tenant shall not, without the prior written consent of Landlord, permit any significant change in the nature of the business of Tenant and its Subsidiaries, taken as a whole, from that presently conducted. Tenant shall not sell all or substantially all of its assets or merge with another corporation, unless (1) immediately after giving effect to such sale or merger, no default or Event of Default will exist, and (2) the corporation surviving the merger or acquiring the assets by sale expressly and unconditionally shall immediately assume and ratify all of Tenant's obligations under this Lease, the Purchase Documents and the Environmental Indemnity by a written agreement in form reasonably acceptable to Landlord. Further, Tenant shall not sell, liquidate, combine, dissolve Subsidiaries to the extent that such liquidations and dissolutions would, in the aggregate, result in a material adverse effect on the properties, assets, operations, businesses or financial condition of Tenant or of Tenant and its Subsidiaries taken as a whole.

         (ag)        ERISA.

                 (i) Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable federal or state law, and as of the date this Lease is executed no event or condition is occurring or exists which would require a Notice from Tenant under clause 8.(ag)(ii).

                 (ii) Tenant shall provide a notice to Landlord as soon as possible after, and in any event within ten (10) days after Tenant becomes aware that, any of the following has occurred, with respect to which the potential aggregate liability to Tenant relating thereto is $2,000,000 or more, and such notice shall include a statement signed by a senior financial officer of Tenant setting forth details of the following and the response, if any, which Tenant or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to Pension Benefit Guaranty Corporation by Tenant or an ERISA Affiliate with respect to any of the following or the events or conditions leading up to it): (A) the assertion, to secure any Unfunded Benefit Liabilities, of any Lien against the assets of Tenant, against the assets of any Plan of Tenant or any ERISA Affiliate of Tenant or against any interests of Landlord or Tenant in the Leased Property or the collateral covered by the Pledge Agreement, or (b) the taking of any action by the Pension Benefit Guaranty Corporation or any other governmental authority action against Tenant or to cause the appointment of a trustee or receiver to administer any such Plan.

         9. Other Representations, Warranties and Covenants of Landlord. Landlord represents, warrants and covenants as follows:

                 (a) Removal of Landlord's Liens. If a Landlord's Lien is claimed against the Leased Property, including without limitation any judgment lien resulting from a judgment rendered against Landlord, Landlord will at its own cost and expense remove the Landlord's Lien. However, Landlord shall not be responsible for any Lien that is expressly excluded from the definition of Landlord's Liens above.

                 (b) Actions Required of the Title Holder. So long as no Event of Default shall have occurred and be continuing, Landlord shall take any and all action required of Landlord by the Permitted Encumbrances or otherwise required by Landlord by Applicable Laws or reasonably requested by Tenant; provided that (i) actions Tenant may require of Landlord under this subparagraph shall be limited to actions that can only be taken by Landlord as the owner of the Leased Property, as opposed to any action that can be taken by Tenant or any third party (and the payment of any monetary obligation shall not be an action required of Landlord under this subparagraph unless Landlord shall first have received funds from Tenant, in excess of any other amounts due from Tenant hereunder, sufficient to pay Landlord (which request must be specified and in writing, if required by Landlord at the time the request is made) and (iii) the action to be taken will not constitute a violation of any Applicable Laws or compromise or constitute a waiver of Landlord's rights hereunder or under the Purchase Documents or Environmental Indemnity or otherwise be reasonably objectionable to Landlord. Any Losses incurred by Landlord because of any action taken pursuant to this subparagraph shall be covered by the indemnification set forth in subparagraph 8.(z). Further, for purposes of such indemnification, any action taken by Landlord will be deemed to have been made at the request of Tenant if made pursuant to any request of Tenant's counsel or of any officer of Tenant (or with their knowledge, and without their objection) in connection with the closing under the Existing Contract.

                 (c) No Default or Violation. The execution, delivery and performance of this Lease do not contravene, result in a breach of or constitute a default under any material contract or agreement to which Landlord is a party or by which Landlord is bound and do not, to the knowledge of Landlord, violate or contravene any law, order, decree, rule or regulation to which Landlord is subject.

                 (d) No Suits. To Landlord's knowledge there are no judicial or administrative actions, suits or proceedings involving the validity, enforceability or priority of this Lease, and to Landlord's knowledge no such suits or proceedings are threatened.

                 (e) Organization. Landlord is duly incorporated and legally existing under the laws of Delaware and is duly qualified to do business in the State of California. Landlord has or will obtain, at Tenant's expense pursuant to the other provisions of this Lease, all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Leased Property and to perform its obligations under this Lease.

                 (f) Enforceability. The execution, delivery and performance of this Lease and the Purchase Documents by Landlord are duly authorized, are not in contravention of or conflict with any term or provision of Landlord's articles of incorporation or bylaws and do not, to Landlord's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. This Lease and the Purchase Documents are valid, binding and legally enforceable obligations of Landlord except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application; provided, Landlord makes no representation or warranty that conditions imposed by any state or local Applicable Laws to the purchase, ownership, lease or operation of the Leased Property have been satisfied.

                 (g) Existence. Landlord will continuously maintain its existence and will continuously maintain its right to do business in California to the extent necessary for the performance of Landlord's obligations hereunder.

                 (h) Not a foreign Person. Landlord is not a "foreign person" within the meaning of the Sections 1445 and 7701 of the Code (i.e., Landlord is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

         10.         Assignment and Subletting by Tenant.

                 (a) Landlord's Consent Required. During the term of this Lease, without the prior written consent of Landlord first had and received, Tenant shall not assign, transfer, mortgage, pledge or hypothecate this Lease or any interest of Tenant hereunder and shall not sublet all or any part of the Leased Property, by operation of law or otherwise; provided, that, so long as no Event of Default has occurred and is continuing, Tenant shall be entitled to sublet all or any portion of the Leased Property if (i) any sublease by Tenant is made expressly subject and subordinate to the terms hereof, (ii) such sublease has a term less than the remainder of the then effective term of this Lease, and (iii) the use permitted by such sublease is expressly limited to general office uses or other uses approved in advance by Landlord.

                 (b) Transfers in Violation of ERISA. During the term of this Lease, without the prior written consent of Landlord first had and received, Tenant shall not permit (1) any sale, assignment or transfer of any direct or indirect interest in Tenant which would negate Tenant's representations in this Lease regarding ERISA or cause this Lease, the Purchase Documents or such other documents (or any exercise of Landlord's rights hereunder or thereunder) to constitute a violation of any provision of ERISA, and (2) any direct or indirect transfer of the Leased Property or any interest therein by Tenant (including, without limitation, any Lien against Tenant's leasehold interest hereunder) which would cause this Lease, the Purchase Documents or any such other documents (or any exercise of Landlord's rights hereunder or thereunder) to constitute a violation of ERISA. Further, not less than fifteen (15) days after consummation of a transfer of title to all or part of Tenant's leasehold interesse in the Leased Property or of an interest in Tenant, or of any direct or indirect right, title or interest in either of them (a "TRANSFER"), or of the placing of any Lien on Tenant's interest in the Leased Property, Tenant shall obtain from the proposed transferee or lienholder a representation to Landlord in form and substance reasonably satisfactory to Landlord that the Transfer or the placement of the Lien, as the case may be, will not violate this subparagraph 10.(b).

                 (c) Standard for Landlord's Consent to Assignments and Certain Other Matters. Consents and approvals of Landlord which are required by this Paragraph 10 will not be unreasonably withheld, but Tenant acknowledges, without limiting the reasons why Landlord might reasonably withhold such consents or approvals, that Landlord's withholding of such consent or approval shall be reasonable if Landlord determines in good faith that (1) giving the approval may increase Landlord's risk of liability for any existing or future environmental problem, or (2) any transaction for which Tenant has requested the consent or approval would negate Tenant's representations in this Lease regarding ERISA or cause this Lease, the Purchase Documents or such other documents (or any exercise of Landlord's rights hereunder or thereunder) to constitute a violation of any provision of ERISA. Further, Tenant acknowledges that if Tenant requests Landlord's consent to a Transfer or a placing of any Lien against Tenant's leasehold, Landlord may reasonably refuse to give such consent if the transferee does not agree in writing that such Transfer or placement of a Lien will be governed by the provisions of this Lease relating to ERISA.

                 (d) Consent Not a Waiver. No consent by Landlord to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or Tenant's interest hereunder, and no assignment or subletting of the Leased Property or any part thereof in accordance with this Lease or otherwise with Landlord's consent, shall release Tenant from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from any requirement of obtaining the prior written consent of Landlord to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of Tenant hereunder.

         11.     Assignment by Landlord.

                 (a) Landlord's Assignment Generally. Subject to subparagraph 11.(b) below, Landlord shall have the right to transfer, assign and convey the Leased Property and any and all of its rights under this Lease and the Purchase Documents. In the event Landlord sells or otherwise transfers the Leased Property and assigns its rights under this Lease and the Purchase Documents, and if Landlord's successor in interest confirms its liability for the obligations imposed upon Landlord by this Lease and the Purchase Documents on and subject to the express terms and conditions set out herein and therein, then the original Landlord shall thereby be released from any further obligations under this Lease and under the Purchase Documents, and Tenant agrees to look solely to each successor in interest of Landlord for performance of such obligations.

                 (b) Restrictions on Transfers. Except by a Permitted Transfer, Landlord shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Lease or the Purchase Documents or any interest of Landlord in and to the Leased Property during the Term without the prior written consent of Tenant, which consent will not be unreasonably withheld if Landlord is proposing to transfer not less than all of its interest in the Leased Property and rights under this Lease and the Purchase Documents to a single Person who will assume Landlord's obligations under and be subject to this Lease and the Purchase Documents; provided, however, in connection with any transfer that constitutes a Permitted Transfer only because it is a transfer to an Affiliate of Landlord, the price for the transfer shall not exceed (and in any report or declaration required in connection therewith by local or state taxing authorities Landlord shall not report such price to be in excess of) the Stipulated Loss Value. Landlord does not, as of the date of this Lease, expect to transfer the Leased Property to any Person (including any Affiliate of Landlord) that will have no material assets other than the Leased Property. Even if it is permitted by other provisions of this Lease, before transferring the Leased Property to any Person that will have no material assets other than the Leased Property, Landlord will, so long as no Event of Default has occurred and is continuing, endeavor to notify Tenant of the transfer at least thirty (30) days in advance. (However, the failure of Landlord to so notify Tenant of any transfer permitted by other provisions of this Lease will not render Landlord liable for any Losses of Tenant.)

         12.     Environmental Indemnification.

                 (a) Indemnity. Tenant hereby agrees to assume liability for and to pay, indemnify, defend, and hold harmless each and every Indemnified Party from and against any and all Environmental Losses, subject only to the provisions of subparagraph 12.(c) below.

                 (b) Assumption of Defense.

                 (i) If an Indemnified Party notifies Tenant of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this Paragraph 12 applies, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Tenant but reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Tenant and the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with or in addition to those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf, and Tenant shall pay or reimburse the Indemnified Party for all Attorneys' Fees incurred by the Indemnified Party because of the selection of such separate counsel.

                 (ii) If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Paragraph 12 applies, and Tenant fails to assume promptly (and in any event within fifteen (15) days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of the Indemnified Party, then the Indemnified Party may contest (or settle, with the prior written consent of Tenant, which consent will not be unreasonably withheld) the claim, demand, action, proceeding, investigation or allegation at Tenant's expense using counsel selected by the Indemnified Party; provided, that after any such failure by Tenant which continue for thirty (30) days or more no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party under this Paragraph 12 if, in the written opinion of reputable counsel to the Indemnified Party, the settlement or payment in full is clearly advisable.

         (c) Notice of Environmental Losses. If an Indemnified Party receives a written notice of Environmental Losses that such Indemnified Party believes are covered by this Paragraph 12, then such Indemnified Party will be expected to promptly furnish a copy of such notice to Tenant. The failure to so provide a copy of the notice to Tenant shall not excuse Tenant from its obligations under this Paragraph 12; provided, that if Tenant is unaware of the matters described in the notice and such failure renders unavailable defenses that Tenant might otherwise assert, or precludes actions that Tenant might otherwise take, to minimize its obligations hereunder, then Tenant shall be excused from its obligation to indemnify such Indemnified Party (and any Affiliate of such Indemnified Party) against Environmental Losses, if any, which would not have been incurred but for such failure. For example, if Landlord fails to provide Tenant with a copy of a notice of an obligation covered by the indemnity set out in subparagraph 12.(a) and Tenant is not otherwise already aware of such obligation, and if as a result of such failure

Landlord becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Tenant had been promptly provided with a copy of the notice, then Tenant will be excused from any obligation to Landlord to pay the excess.

                 (d) Rights Cumulative. The rights of each Indemnified Party under this Paragraph 12 shall be in addition to any other rights and remedies of such Indemnified Party against Tenant under the other provisions of this Lease or under any other document or instrument now or hereafter executed by Tenant, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA).

                 (e) Survival of the Indemnity. Tenant's obligations under this Paragraph 12 shall survive the termination or expiration of this Lease. All obligations of Tenant under this Paragraph 12 shall be payable upon demand, and any amount due upon demand to any Indemnified Party by Tenant which is not paid shall bear interest from the date of such demand at a floating interest rate equal to the Default Rate, but in no event in excess of the maximum rate permitted by law.

         13.     Landlord's Right of Access.

                 (a) Landlord and Landlord's representatives may enter the Leased Property, after five (5) Business Days advance written notice to Tenant (except in the event of an emergency, when no advance notice will be required), for the purpose of making inspections or performing any work Landlord is authorized to undertake by the next subparagraph. So long as Tenant remains in possession of the Leased Property, Landlord or Landlord's representative will, before making any such inspection or performing any such work on the Leased Property, if then requested to do so by Tenant to maintain Tenant's security;
(i) sign in at Tenant's security or information desk if Tenant has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification provided by Tenant when Landlord or Landlord's representative first arrives at the Leased Property, (iii) permit an employee of Tenant to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Tenant that do not, individually or in the aggregate, interfere with or delay inspections or work of Landlord authorized by this Lease.

                 (b) If Tenant fails to perform any act or to take any action which hereunder Tenant is required to perform or take, or to pay any money which hereunder Tenant is required to pay, and if such failure or action constitutes an Event of Default or renders Landlord or any director, officer, employee or Affiliate of Landlord is threatened with criminal prosecution or renders Landlord's interest in the Leased Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, Landlord may, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by Landlord, and any money so paid by Landlord, shall be a demand obligation owing by Tenant to Landlord. Further, Landlord, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of Landlord to do any work which under any provision of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default. Landlord may during the progress of any such work permitted by Landlord hereunder on or in the Leased Property keep and store upon the Leased Property all necessary materials, tools, and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant or the subtenant of Tenant by reason of making such repairs or the performance of any such work on or in the Leased Property, or on account of bringing materials, supplies and equipment into or through the Leased Property during the course of such work (except for liability in connection with death or injury or damage to the property of third parties caused by [and attributed by any applicable principles of comparative fault to] the Misconduct of Landlord), and the obligations of Tenant under this Lease shall not thereby be affected in any manner.

         14.     Events of Default.

                 (a) Definition of Event of Default. Each of the following events shall be deemed to be an "EVENT OF DEFAULT" by Tenant under this Lease:

                 (i) Tenant shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for three (3) Business Days after Tenant is notified in writing of the delinquency thereof.

                 (ii) Tenant shall fail to cause any representation or warranty of Tenant contained herein that is false or misleading in any material respect when made to be made true and not misleading (other than as described in the other clauses of this subparagraph 14.(a)), or Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as described in the other clauses of this subparagraph 14.(a)), and in either case shall not cure such failure prior to the earlier of (A) thirty (30) days after written notice thereof is sent to Tenant or (B) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) because of such failure or any criminal action is threatened or instituted against Landlord or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal action is threatened or instituted, if such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty-day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional sixty days beyond the initial thirty-day cure period) as shall be reasonably necessary for the curing thereof.

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

                 (iii) Tenant shall fail to comply with any term, provision or condition of the Purchase Documents and shall not cure such failure within the time, if any, provided for such cure in said agreements.

                 (iv)  Tenant shall abandon the Leased Property.

                 (v) Tenant or any of its Subsidiaries shall fail to make any payment described in the next sentence when due, whether due because of acceleration or otherwise (but taking into consideration the time Tenant may have to cure such failure, if any, under the documents governing such payment). Payments covered by this clause 14.(a)(v) shall include only payments owed by Tenant or any Subsidiary of Tenant
         (A) that, individually or in the aggregate, exceed $5,000,000 and are due and payable to any Person other than Landlord or an Affiliate of Landlord, or (B) that are payable to Landlord or any Affiliate of Landlord under any agreement other than this Lease.

                 (vi) Tenant or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Tenant or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Tenant or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (vi).

                 (vii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing the dissolution of Tenant or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

                 (viii)Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing a split-up of Tenant or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of Tenant and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of Tenant and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

                 (ix) A final judgment or order for the payment of money in an amount (not covered by insurance) which exceeds $3,000,000 shall be rendered against Tenant or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, or (ii) within sixty (60) days after the entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged.

                 (x) Any ERISA Termination Event that Landlord determines might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Tenant by Landlord, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

                 (xi) Any merger or consolidation or sale of assets involving Tenant that is prohibited by subparagraph 8.(af) and that is not approved in advance by Landlord.

Notwithstanding the foregoing, any Default that could become an Event of Default under clause 14.(a)(ii) may be cured within the earlier of the periods described in clauses (A) and (B) thereof by Tenant's delivery to Landlord of a written notice irrevocably exercising Tenant's option under the Purchase Agreement to purchase Landlord's interest in the Leased Property and designating as the Designated Payment Date any Business Day which is at least fifteen (15) days after the date of such notice and not later than thirty (30) days after the date of such notice; provided, however, Tenant must, as a condition to the effectiveness of its cure, on the date so designated as the Designated Payment Date satisfy all obligations of Tenant under the Purchase Agreement in accordance with its terms and tender to Landlord all Rent and all other amounts then due or accrued and unpaid hereunder (including reimbursement for any Breakage Costs or other Losses incurred by Landlord in connection with the applicable Default hereunder, regardless of whether Landlord shall have been reimbursed for such costs in whole or in part by any Participants) and Tenant must also furnish written confirmation that all indemnities set forth herein (including specifically, but without limitation, the general indemnity set forth in Paragraph 8.(z) and the environmental indemnity set forth in Paragraph 12) shall survive the payment of such amounts by Tenant to Landlord and the conveyance of Landlord's Interest in the Leased Property to Tenant.

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

                 (b) Remedies. Upon the occurrence of an Event of Default which is not cured within any applicable period expressly permitted by subparagraph 14.(a), at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice except as expressly described in this subparagraph 14.(b):

                 (i) By notice to Tenant, Landlord may terminate Tenant's right to possession of the Leased Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Tenant's right to possession if Tenant fails to cure the default within the time specified in the notice.

                 (ii) Upon termination of Tenant's right to possession and without further demand or notice, Landlord may re-enter the Leased Property in any manner not prohibited by Applicable Law and take possession of all improvements, additions, alternations, equipment and fixtures thereon and remove any persons in possession thereof. Any property in the Leased Property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

                 (iii) Upon termination of Tenant's right to possession, this Lease shall terminate and Landlord may recover from Tenant:

                             a) The worth at the time of award of the unpaid
                 Rent which had been earned at the time of termination;

                             b) The worth at the time of award of the amount by
                 which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                             c) The worth at the time of award of the amount by
                 which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                             d) Any other amount necessary to compensate
                 Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Leased Property, removing persons or property therefrom, placing the Leased Property in good order, condition, and repair, preparing and altering the Leased Property for reletting, all other costs and expenses of reletting, and any loss incurred by Landlord as a result of Tenant's failure to perform Tenant's obligations under the Purchase Documents.

         The "WORTH AT THE TIME OF AWARD" of the amounts referred to in subparagraph 14.(b)(iii)a) and subparagraph 14.(b)(iii)b) shall be computed by allowing interest at ten percent (10%) per annum or such other rate as may be the maximum interest rate then permitted to be charged under California law at the time of computation. The "WORTH AT THE TIME OF AWARD" of the amount referred to in subparagraph 14.(b)(iii)c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                             e) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

                 (iv) The Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this lease and abandoned the Leased Property, this lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of Landlord's rights and remedies under this lease, including the right to recover the Rent as it becomes due under this lease. Tenant's right to possession shall not be deemed to have been terminated by Landlord except pursuant to subparagraph 14.(b)(i) hereof. The following shall not constitute a termination of Tenant's right to possession.

                          a) Acts of maintenance or preservation or efforts to relet the Leased Property;

                          b) The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this lease; or

                          c) Reasonable withholding of consent to an assignment or subletting, or terminating a subletting or assignment by Tenant.

                 (c) Enforceability. This Paragraph 14 shall be enforceable to the maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

                 (d) Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing under Applicable or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by Applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this lease to be performed by Tenant, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this lease to be performed by Tenant, or to any other remedy allowed to Landlord under Applicable or in equity. Nothing contained in this lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency of Tenant by reason of the termination of this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of Landlord under the Purchase Documents or the Environmental Indemnity.

                 (e) Waiver by Tenant. To the extent permitted by law, Tenant hereby waives and surrenders for itself and all claiming by, through and under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to have a continuance of this lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this lease, or after the termination of this lease as herein provided, and (ii) the benefits of any present or future constitution, or statute or rule of law which exempts property from liability for debt or for distress for rent, and (iii) the provisions of law relating to notice and-or delay in levy of execution in case of eviction of a lessee for nonpayment of rent.

                 (f) No Implied Waiver. The failure of a party to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation of any term, covenant, agreement or condition contained in this Lease shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by Landlord of any Base Rent or other payment hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the waiving party.

         15. Default by Landlord. If Landlord should default in the performance of any of its obligations under this Lease, Landlord shall have the time reasonably required, but in no event less than thirty (30) days, to cure such default after receipt of written notice from Tenant specifying such default and specifying what action Tenant believes is necessary to cure the default. If Tenant prevails in any litigation brought against Landlord because of Landlord's failure to cure a default within the time required by the preceding sentence, then Tenant shall be entitled to an award against Landlord for the damages proximately caused to Tenant by such default.

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

         16. Quiet Enjoyment. Provided Tenant pays the Base Rent and all Additional Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Tenant hereunder, Landlord shall not during the Term disturb Tenant's peaceable and quiet enjoyment of the Leased Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease and the Permitted Encumbrances and any other claims or encumbrances not constituting Landlord's Liens, to which this Lease is subject and subordinate as hereinabove set forth. Any breach by Landlord of the foregoing covenant of quiet enjoyment shall, subject to the other provisions of this Lease, render Landlord liable to Tenant for any monetary damages proximately caused thereby, but as more specifically provided in Paragraph 5 above, no such breach shall entitle Tenant to terminate this Lease or excuse Tenant from its obligation to pay Base Rent and other amounts hereunder.

         17. Surrender Upon Termination. Unless Tenant or an Applicable Purchaser purchases Landlord's entire interest in the Leased Property pursuant to the terms of the Purchase Agreement, Tenant shall, upon the termination of Tenant's right to occupancy, surrender to Landlord the Leased Property, including any buildings, alterations, improvements, replacements or additions constructed by Tenant (but excluding Tenant's Trade Fixtures and personal property not covered by this Lease) free of all Hazardous Substances (including Permitted Hazardous Substances) and tenancies and, to the extent required by Landlord, with all Improvements in the same condition as of the date hereof, excepting only (i) ordinary wear and tear (provided that the Leased Property shall have been maintained as required by the other provisions hereof) and (ii) alterations and additions which are expressly permitted by the terms of this Lease and which have been completed by Tenant in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to Tenant or any party claiming under Tenant, if not removed at the time of such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such property from the Leased Property and store it at Tenant's risk and expense. Tenant shall bear the expense of repairing any damage to the Leased Property caused by such removal by Landlord or Tenant.

         18. Holding Over by Tenant. Should Tenant not purchase Landlord's right, title and interest in the Leased Property as provided in the Purchase Agreement, but nonetheless continue to hold the Leased Property after the termination of this Lease without Landlord's written consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) Stipulated Loss Value on the day in question, times (ii) (A) the Prime Rate in effect for such day so long as the holdover period does not extend beyond ninety (90) days and (B) for each such day beginning with the ninety-first day after the holdover commences, three percent (3%) above the Prime Rate; divided by (iii) 365; subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the Term of this Lease and

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

no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

         19. Miscellaneous.

         (a) Notices. Each provision of this Lease, or of any Applicable Laws with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

                 (i) All Rent required to be paid by Tenant to Landlord hereunder shall be paid to Landlord in immediately available funds by wire transfer to:

                                  Federal Reserve Bank of San Francisco
                                  Account:  Banque Nationale de Paris
                                  ABA:  121027234
                                  Reference:  Cypress

         or at such other place and in such other manner as Landlord may designate in a notice to Tenant. Time is of the essence as to all payments and other obligations of Tenant under this Lease.

                 (ii) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested; or (D) overnight commercial courier. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (B) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to clause (C) shall be deemed received five (5) days following deposit in the mail, and, if sent pursuant to clause (D), on the next Business Day.

                                  Address of Landlord:

                                  BNP Leasing Corporation
                                  717 North Harwood Street
                                  Suite 2630
                                  Dallas, Texas 75201
                                  Attention:  Lloyd Cox
                                  Telecopy: (214) 969-0060

                                  With a copy to:

                                  Banque Nationale de Paris, San Francisco
                                  180 Montgomery Street
                                  San Francisco, California 94104
                                  Attention:  Rafael Lumanlan
                                  Telecopy:  (415) 296-8954

                                  And with a copy to:

                                  Clint Shouse
                                  Thompson & Knight, P.C.
                                  1700 Pacific Avenue, Suite 3300
                                  Dallas, Texas 75201
                                  Telecopy:  (214) 969-1550

                                  Address of Tenant:

                                  Cypress Semiconductor Corporation
                                  3901 North First Street
                                  San Jose, CA 95134
                                  Attn:  Chief Financial Officer
                                  Telecopy:  (408) 943-2796

                                  With a copy to:

                                  Wilson, Sonsini, Goodrich & Rosati
                                  650 Page Mill
                                  Palo Alto, California 94304-1050
                                  Attention:  Real Estate Department
                                  Telecopy:  (415) 493-6811

         (b) Severability. If any term or provision of this Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

         (c) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Property or any interest in such fee estate, unless all Persons with an interest in the Leased Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

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

         (d) NO IMPLIED REPRESENTATIONS BY LANDLORD. LANDLORD AND LANDLORD'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE LEASED PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE PROVISIONS OF THIS LEASE AND THE PURCHASE DOCUMENTS.

         (e) Entire Agreement. This Lease and the instruments referred to herein supersede any prior negotiations and agreements between the parties concerning the Leased Property and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

         (f) Binding Effect. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

         (g) Time is of the Essence. Time is of the essence as to all obligations of Tenant and all notices required of Tenant under this Lease, but this subparagraph shall not limit Tenant's opportunity to prevent an Event of Default by curing any breach within the cure period (if any) applicable under subparagraph 14.(a).

         (h) Termination of Prior Rights. Without limiting the rights and obligations of Tenant under this Lease, Tenant acknowledges that any and all rights or interest of Tenant under the Existing Leases or otherwise in and to the Land, the improvements to the Land and to any other property included in the Leased Property (except under this Lease and the Purchase Documents) are hereby superseded. Landlord shall have no liability for any breach by Seller of the Existing Leases. Tenant quitclaims unto Landlord any rights or interests Tenant has in or to the Land, the improvements to the Land and to any other property included in the Leased Property other than the rights and interests created by this Lease and the Purchase Documents.

         (i) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principals.

         (j) Waiver of a Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS LEASE OR THE LEASED PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims Tenant and Landlord each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Tenant and Landlord each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS LEASE OR THE LEASED PROPERTY. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

         (k) Income Tax Reporting. Landlord and Tenant intend this Lease and the Purchase Agreement to have a form for income taxes which is different than the form of this Lease and the Purchase Agreement for other purposes, and thus the parties acknowledge and agree as follows:

                          a) For purposes of determining their respective
                 federal, state and local income tax obligations, Landlord and Tenant believe and intend that this Lease and the Purchase Agreement constitute a financing arrangement or conditional sale. Both Landlord and Tenant agree to report this Lease and the Purchase Agreement as a financing arrangement or conditional sale on their respective income tax returns (the "Required Reporting"), unless such Required Reporting is challenged in writing by the Internal Revenue Service or another governmental authority with Jurisdiction (a "Tax Challenge"). Consistent with the foregoing, Landlord and Tenant expect that Tenant (and not Landlord) shall be treated as the true owner of the Property for income tax purposes, thereby entitling Tenant (and not Landlord) to take depreciation deductions and other tax benefits available to the owner. Tenant shall also report all interest earned on Escrowed Proceeds or the collateral covered by the Pledge Agreement as Tenant's income for federal, state and local income tax purposes REFERENCES IN THIS LEASE OR IN THE PURCHASE AGREEMENT TO A "LEASE" OF TEE "LEASED PROPERTY" ARE NOT INTENDED FOR INCOME TAX PURPOSES TO REFLECT THE INTENT OF LANDLORD OR TENANT AS TO THE FORM OF THE TRANSACTIONS COVERED BY, OR THE PROPER CHARACTERIZATION OF THIS LEASE AND THE PURCHASE AGREEMENT

                          b)     For all other purposes, including the
                 determination of the appropriate financial accounting for this Lease and the determination of their respective rights and remedies under state law, Landlord and Tenant believe and intend that (i) this Lease constitutes a true Lease, not a mere financing arrangement, enforceable in accordance with its express terms (and neither this subparagraph 19.(k) nor the provisions referencing this subparagraph on the title page of this Lease and in the Purchase Agreement are intended to affect the enforcement of any other provisions of this Lease or the Purchase Agreement) and (ii) the Purchase Agreement shall constitute a separate and independent contract, enforceable in accordance with the express terms and conditions set forth therein. In this regard, Tenant acknowledges that Tenant asked Landlord to participate in the transactions evidenced by this Lease and the Purchase Agreement as a landlord and owner of the Leased Property, not as a lender. Although other transactions might have been used to accomplish similar results, Tenant expects to receive certain material accounting and other advantages through the use of a lease transaction. Accordingly, and notwithstanding the Required Reporting for income tax purposes, Tenant cannot equitably deny that this Lease and the Purchase Agreement should be construed and enforced in accordance with their respective terms, rather than as a mortgage or other security device, in any action brought by Landlord to enforce this Lease or the Purchase Agreement.

In the event of a Tax Challenge, Landlord and Tenant shall each provide to the other copies of all notices from the Internal Revenue Service or any other governmental authority presenting the Tax Challenge. Further, before changing from the Required Reporting because of a Tax Challenge, Landlord and Tenant shall each consider in good faith any reasonable suggestions received from the other party to this Lease about an appropriate response to the Tax Challenge: provided, however, that the suggestions are set forth in a written notice delivered no later than thirty (30) days after the suggesting party is first notified of the Tax Challenge; and, provided further, that when presented with a Tax Challenge, Landlord and Tenant shall each have the right to change from the Required Reporting rather than participate in any litigation or other legal proceeding against the Internal Revenue Service or another governmental authority. In any event, Tenant must indemnify and hold harmless Landlord from and against all liabilities, costs, additional taxes and other expenses that may arise or become due because of any challenge to the Required Reporting or because of any resulting recharacterization of this Lease or the Purchase Agreement required by the Internal Revenue Service or another governmental authority, including any additional taxes that may become due upon any sale under the Purchase Agreement, to the extent (if any) that such liabilities, costs, additional taxes and other expenses are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to Landlord of the recharacterization.

         IN WITNESS WHEREOF, this Lease is hereby executed in multiple originals as of the effective date set forth.

                                         "Landlord"

                                         BNP LEASING CORPORATION

                                         By:     /s/ LLOYED G. COX
                                             ---------------------------------
                                              Name:  Lloyd G. Cox
                                              Title: Vice President

                                         "Tenant"

                                         CYPRESS SEMICONDUCTOR CORPORATION

                                         By:     /s/ EMMANUEL HERNANDEZ
                                             ---------------------------------
                                              Name:     Emmanual Hernandez
                                              Title:    Chief Financial Officer
                                             ---------------------------------